United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                                 Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Tempest Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

7000 Shoreline Court, Suite 275

South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 17, 2022

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Tempest Therapeutics, Inc., a Delaware corporation (the “Company”). The meeting will be held on Friday, June 17, 2022 at 1:00 P.M. Pacific time. To protect the health and safety of our stockholders and employees and facilitate stockholder participation in the Annual Meeting, this year, the Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/TPST2022. You will not be able to attend the meeting in person. The meeting will be held for the following purposes:

1.	To elect the Board’s nominee, Geoff Nichol, to the Board of Directors to hold office until the 2025 Annual Meeting of Stockholders.

2.	To approve the Amended and Restated 2019 Equity Incentive Plan.

3.	To approve the Amended and Restated 2019 Employee Stock Purchase Plan.

4.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

This year’s Annual Meeting will be held virtually through a live webcast. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/TPST2022 and entering the 16-digit Control Number included in your proxy card, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log in beginning at 12:45 P.M. Pacific time on Friday, June 17, 2022.

The record date for the Annual Meeting is April 20, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Pierre Lorenzo

Corporate Secretary

South San Francisco, California

May 2, 2022

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Website References

You may also access additional information about Tempest Therapeutics, Inc. at www.tempesttx.com and ir.tempesttx.com. References to our websites throughout this proxy statement are provided for convenience only and the content on our website does not constitute a part of this proxy statement.

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 17, 2022

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What is Tempest Therapeutics, Inc.?

On June 25, 2021, TempestTx, Inc., formerly Tempest Therapeutics, Inc. (“Legacy Tempest”), completed the business combination with Millendo Therapeutics, Inc. (“Millendo”) in accordance with the terms of the Agreement and Plan of Merger, dated March 29, 2021 (the “Merger Agreement”), by and among Millendo, Legacy Tempest and Mars Merger Corp., a Delaware corporation and a wholly owned subsidiary of Millendo (“Merger Sub”), pursuant to which, among other matters, Merger Sub merged with and into Legacy Tempest, with Legacy Tempest continuing as a wholly owned subsidiary of Millendo and the surviving corporation of the merger (the “Merger”). Commensurate with the closing of the business combination, Millendo changed its name to Tempest Therapeutics, Inc. Following the completion of the Merger, the business conducted by the Company became the business conducted by Legacy Tempest, which is a clinical-stage oncology company focused on leveraging its deep scientific understanding of cancer biology and medicinal chemistry to develop and advance novel orally available therapies for the treatment of solid tumors.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 2, 2022 to all stockholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 12, 2022.

How do I attend the annual meeting?

To protect the health and safety of our stockholders and employees and facilitate stockholder participation in the Annual Meeting, this year, the Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/TPST2022. You will not be able to attend the annual meeting in person. If you attend the annual meeting online, you will be able to vote and submit questions, at www.virtualshareholdermeeting.com/TPST2022.

You are entitled to attend the annual meeting if you were a stockholder as of the close of business on April 20, 2022 (the “Record Date”), or hold a valid proxy for the meeting. To be admitted to the annual meeting, you will need to visit www.virtualshareholdermeeting.com/TPST2022 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice, proxy card or voting instruction form, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number or proxy to vote.

Whether or not you participate in the annual meeting, it is important that you vote your shares.

The Annual Meeting will begin promptly at 1:00 P.M. Pacific time. We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 15 minutes before the meeting on Friday, June 17, 2022.

What if I cannot find my Control Number?

Please note that if you do not have your Control Number and you are a registered stockholder, please contact us at cc@tempesttx.com and we will be able to provide your Control Number to you. You will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/TPST2022 and register as a guest. If you login as a guest, you will not be able to vote your shares.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.

Will a list of record stockholders as of the record date be available?

A list of our record stockholders as of the close of business on the Record Date will be made available to stockholders during the meeting at www.virtualshareholdermeeting.com/TPST2022. In addition, for the 10 days prior to the annual meeting, the list will be available for examination by any stockholder of record for a legally valid purpose during regular business hours. To access the list of record stockholders beginning June 7, 2022 and until the meeting, stockholders should email cc@tempesttx.com.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 7,173,094 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you vote by proxy over the telephone, or vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. Beneficial holders who attend the Annual Meeting may also vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/TPST2022 and following the instructions regarding voting.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of the Board’s nominee, Geoff Nichol, to the Board of Directors to hold office until the 2025 Annual Meeting of Stockholders (Proposal 1);

•	Approval of the Amended and Restated 2019 Equity Incentive Plan (Proposal 2);

•	Approval of the Amended and Restated 2019 Employee Stock Purchase Plan (Proposal 3); and

•	Ratification of the selection of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022 (Proposal 4).

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by proxy over the telephone, or vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy.

•

By Internet. To vote through the internet prior to the meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from the Notice. Your internet vote must be received by 8:59 p.m., Pacific time on June 16, 2022 to be counted.

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By Telephone. To vote over the telephone, dial (800) 690-6903 toll-free from the United States, U.S. territories and Canada and follow the recorded instructions. You will be asked to provide the company number and Control Number from the Notice. Your telephone vote must be received by 8:59 p.m., Pacific time on June 16, 2022 to be counted.

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By Proxy Card. To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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Online During the Annual Meeting. Access the Annual Meeting by visiting www.virtualshareholdermeeting.com/TPST2022 and providing your 16-digit Control Number from your Notice, on your proxy card or on the instructions that accompanied your proxy materials, as applicable.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization. To vote prior to the Annual Meeting, simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. You may access and vote at the Annual Meeting by logging in with your Control Number on your voting instruction form at www.virtualshareholdermeeting.com/TPST. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of the nominee for director, “FOR” the approval of the Amended and Restated 2019 Equity Incentive Plan, “FOR” the approval of the Amended and Restated 2019 Employee Stock Purchase Plan and “FOR” the ratification of the selection of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1, 2 and 3 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 4 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 4.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Certain of our directors, officers and employees may participate in the solicitation of proxies, including electronically or by mail or telephone, without additional compensation.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	Submit another properly completed proxy card with a later date.

•	Grant a subsequent proxy by telephone or through the internet.

•	Attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

•	Send a timely written notice that you are revoking your proxy by email at cc@tempesttx.com.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and abstentions and, with respect to the other proposals, votes “For” and “Against” and abstentions.

What vote is required to approve each item and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1.	Election of Directors	Nominees receiving the most “For” votes; withheld votes will have no effect	Not applicable	No effect

2.	Approval of the Amended and Restated 2019 Equity Incentive Plan	“For” votes from the holders of a majority of the voting power of the votes cast by the holders of all the shares present or represented by proxy at the meeting and voting affirmatively on such matter	No effect	Not applicable

3.	Approval of the Amended and Restated 2019 Employee Stock Purchase Plan	“For” votes from the holders of a majority of the voting power of the votes cast by the holders of all the shares present or represented by proxy at the meeting and voting affirmatively on such matter	No effect	Not applicable

4.	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm	“For” votes from the holders of a majority of the voting power of the votes cast by the holders of all the shares present or represented by proxy at the meeting and voting affirmatively on such matter	No effect	Not applicable(1)

(1)

This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting virtually or represented by proxy. On the Record Date, there were 7,173,094 shares outstanding and entitled to vote. Thus, the holders of 3,586,547 shares must be present virtually or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Annual Meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

Requirements for stockholder proposals to be brought before an Annual Meeting

Our third amended and restated bylaws (“Bylaws”) provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Corporate Secretary at Tempest Therapeutics, Inc., 7000 Shoreline Court, Suite 275, South San Francisco, CA 94080. To be timely for the 2023 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between February 17, 2023 and March 19, 2023; provided that if the date of that annual meeting of stockholders is earlier than May 28, 2023, or later than August 16, 2023 you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later than the 90th day prior to such meeting date, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Secretary must also set forth the information required by our Bylaws.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the 2023 Annual Meeting of Stockholders must be received by us not later than January 2, 2023 in order to be considered for inclusion in our proxy materials for that meeting.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 18, 2023.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has seven members. There is one director in the class whose term of office expires in 2022. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated the following individual for election as a director at the Annual Meeting. The nominee listed below is currently a director of the Company who was previously elected by the stockholders.

•	Geoff Nichol

The biographies below under “Information Regarding Director Nominees and Continuing Directors” include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director nominee that led the Nominating and Corporate Governance Committee to believe that the nominee should continue to serve on the Board. If you elect the nominee listed above, he will hold office until the 2025 Annual Meeting of Stockholders and until the director’s successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The nominee is currently serving on our Board and has consented to being named in this proxy statement and to serve if elected. There are no family relationships among any of our executive officers or directors. It is our policy to encourage directors and nominees for director to attend the Annual Meeting.

VOTE REQUIRED

Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders entitled to vote on the election of directors. Accordingly, the nominee receiving the most “FOR” votes will be elected as a director. Abstentions will have no effect on the outcome of Proposal 1. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election because of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.

OUR RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NOMINEE

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The following table sets forth, for the Class I nominee and our other directors, their ages and position or office held with us as of the date of this proxy statement:

Name	Age	Position	Director Since
Class I Nominee for Election at the 2022 Annual Meeting of Stockholders

Geoff Nichol	67	Director	2019

Class II Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders

Thomas Dubensky	64	President and Director	2021
Christine Pellizzari	54	Director	2021
Thomas Woiwode	50	Director	2021

Class III Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders

Stephen Brady	52	Chief Executive Officer and Director	2021
Michael Raab	57	Chairman of the Board	2021
Ronit Simantov	57	Director	2021

Set forth below is biographical information for the director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board to recommend them for board service.

NOMINEE FOR ELECTION AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS

Geoff Nichol, M.B., Ch.B., M.B.A.

Geoff Nichol has served as a member of our Board since December 2019. Dr. Nichol has nearly 30 years’ experience in drug development. From November 2016 to October 2021, Mr. Nichol served as Chief Medical Officer at BioMarin Pharmaceutical Inc., where he managed an active portfolio of clinical development programs. In October 2021, Dr. Nichol transitioned into a Senior Advisor role until his retirement in April 2022. From July 2011 to November 2016, he was Executive Vice President, Research and Development at Sangamo BioSciences, where he managed the preclinical development of several IND candidates. From September 2002 to January 2010, he was Senior Vice President of Development at Medarex, where he was responsible for a portfolio of clinical development programs. From February 1996 to September 2002, he was Vice President at Novartis, where he managed a clinical development therapeutic area, United States Medical Affairs, and Global Project and Portfolio Management. From December 1989 to February 1996, he held various positions up to Group Medical Director, Clinical Development at SmithKline Beecham, where he was responsible for anti-infective development and medical affairs. Dr. Nichol received a B.Med.Sc., M.B., Ch.B., or the equivalent of an M.D. in the United States, from Otago University Medical School in New Zealand and an M.B.A. from Warwick University in the United Kingdom. Mr. Nichol’s financial and business expertise, including his background as an executive officer of pharmaceutical and biotechnology companies, provides him with the qualifications and skills to serve as a member of our Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2023 ANNUAL MEETING OF STOCKHOLDERS

Thomas Dubensky, Ph.D.

Thomas Dubensky, Ph.D. has served as our President and as a member of our Board since the closing of the Merger. Prior to the Merger, Dr. Dubensky had served as the Chief Executive Officer of Legacy Tempest since 2017 and as a member of the board of directors of Legacy Tempest since September 2017. Prior to Tempest, Dr. Dubensky was the Chief Scientific Officer of Aduro Biotech, where he led the development of first-in-class STING agonists. Additionally, Dr. Dubensky has served in executive and principal roles in leading discovery biology, development and clinical translation of multiple first-in-class agents in cancer immunotherapy and infectious disease indications at several biotech companies, including Viagene Biotech Inc., Chiron Corporation, Onyx Pharmaceuticals, Inc., Cerus Corporation and Immune Design, Inc. Dr. Dubensky has served on the scientific advisory boards of Turnstone Biologics, Oncorus, Inc., Remedy Plan, Inc., Vaccitech PLC-ADR and Tyligand Bioscience. Dr. Dubensky has an extensive publication and patent record. Dr. Dubensky received his B.A. in Bacteriology and Immunology from the University of California, Berkeley, his Ph.D. from the University of Colorado Health Sciences Center, conducted his post-doctoral studies at Harvard Medical School in the Department of Pathology, and received executive training at the University of California, San Diego, in the Executive Program for Scientists and Engineers. Dr. Dubensky’s role as our President, his scientific expertise and his prior leadership roles in biotechnology companies provides him with the qualifications and skills to serve as a member of our Board.

Christine Pellizzari

Christine Pellizzari has served as a member of our Board since July 2021. Ms. Pellizzari currently serves as the Chief Legal Officer of Science 37 Holdings, Inc. (Science 37) since 2021. Ms. Pellizzari has served as a member of the board of directors of Celsion Corporation and Neurosense Therapeutics Ltd. since 2021. Ms. Pellizzari served as the General Counsel and Corporate Secretary of Insmed, Inc. from 2013 to 2018 and as Chief Legal Officer from 2018 to 2021. Prior to joining Insmed, from 2007 through 2012, Ms. Pellizzari held various legal positions of increasing responsibility at Aegerion Pharmaceuticals, Inc., most recently as Executive Vice President, General Counsel and Secretary. Prior to Aegerion, Ms. Pellizzari served as Senior Vice President, General Counsel and Secretary of Dendrite International, Inc. Ms. Pellizzari joined Dendrite from the law firm of Wilentz, Goldman & Spitzer where she specialized in health care transactions and related regulatory matters. She previously served as law clerk to the Honorable Reginald Stanton, Assignment Judge for the Superior Court of New Jersey. Ms. Pellizzari received her B.A. from the University of Massachusetts, Amherst and her J.D. from the University of Colorado, Boulder. Ms. Pellizzari’s legal, financial and business expertise in the biotechnology industry, including her experience in the capital markets and financial and legal compliance, qualifies her to serve as a member of our Board.

Thomas Woiwode, Ph.D.

Tom Woiwode, Ph.D. has served as a member of our Board since the closing of the Merger. Prior to the Merger, Dr. Woiwode served as a member of the board of directors of Legacy Tempest since March 2018. Dr. Woiwode has been working with Versant Ventures since 2002, and has served in both operational and investment roles during that time. He was the start-up Chief Business Officer for Amira (sale), Synosia (sale) and Flexion (2014 IPO), and was the Chief Operating Officer of Okairos where he led the process that culminated in the acquisition by GSK. Since being promoted to Managing Director in 2014, Dr. Woiwode has assumed the lead role in multiple investments, including Crispr (2016 IPO), Audentes (2016 IPO), Annapurna (merged to form Adverum), Gritstone (2018 IPO), Crinetics (2018 IPO), Jecure (sale) Anokion, Therachon, Vividion, Tempest, Aligos, CODA and Passage. Prior to joining Versant, he was a medicinal chemist at XenoPort, a start-up biotech company that completed an IPO in 2005. Dr. Woiwode earned his Ph.D. in chemistry from Stanford University. Dr. Woiwode’s scientific, financial and business expertise, including his diversified background as an executive officer and investor in public pharmaceutical companies, provides him with the qualifications and skills to serve as a member of our Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Stephen Brady

Stephen Brady has served as our Chief Executive Officer and as a member of our Board since the closing of the Merger. Mr. Brady has served as a member of the board of directors of Atreca, Inc. since 2021. Prior to the Merger, Mr. Brady served as President and Chief Operating Officer of Legacy Tempest since September 2019. Before Tempest, from September 2013 until April 2019, Mr. Brady served in various leadership positions, most recently as Executive Vice President, Strategy and Finance, at Immune Design, Inc., a biopharmaceutical company that was acquired by Merck in 2019. At Immune Design, Mr. Brady led the general and administrative functions at the company, including strategy, corporate development, finance and investor and public relations, and was instrumental in the company’s successful IPO, financings and eventual sale to Merck. Prior to Immune Design, he held roles of increasing responsibility in multiple biopharmaceutical companies, including as Vice President of Corporate Development at Proteolix, where he had primary responsibility for the company’s business development activities and sale to Onyx Pharmaceuticals. Mr. Brady received a B.A. in English from the University of Oregon, a J.D. from the University of the Pacific and an LL.M. from New York University School of Law. Mr. Brady’s role as our Chief Executive Officer, his business expertise and his prior leadership roles in biotechnology companies provides him with the qualifications and skills to serve as a member of our Board.

Michael Raab

Michael Raab has served as a member and as Chairman of our Board since the closing of the Merger. Prior to the Merger, Mr. Raab served as a member and Chairman of the board of directors of Legacy Tempest since December 2018. Mr. Raab has served as Ardelyx Inc.’s President and Chief Executive Officer and as a member of the board of directors since March 2009. Before Ardelyx, he was a partner at New Enterprise Associates (NEA), one of the world’s largest and most successful venture capital firms, where he specialized in healthcare investments focusing on the biotechnology and pharmaceutical sectors. Mr. Raab has served as a member of the board of directors of Amicus Therapeutics, Inc. since 2004. Prior to joining NEA in 2002, Mr. Raab spent 15 years in commercial and operating leadership roles in the biotech and pharmaceutical industries. He was Senior Vice President, Therapeutics and General Manager of the renal division at Genzyme Corporation, a Sanofi company. In this position, he launched and oversaw the sales growth of sevelamer, the leading phosphate binder for the treatment of hyperphosphatemia, with over $1.0 billion in worldwide sales in 2013. Mr. Raab was also instrumental in the worldwide launch of Genzyme’s therapies for Gaucher disease, Ceredase and Cerezyme. Mr. Raab also spent two years with Genzyme’s diagnostic products and services division. Previous to Genzyme, he held business development and sales and marketing positions at Repligen and Bristol-Myers. Mr. Raab received his B.A. from DePauw University. Mr. Raab’s industry and investment experience qualifies him to serve as a member of our Board.

Ronit Simantov, M.D.

Ronit Simantov, M.D. has served as member of our Board since August 2021. Dr. Simantov has served as Chief Medical Officer of Gamida Cell Ltd. since July 2017 and has served as a member of the board of directors of Clovis Oncology, Inc. since 2021. Prior to joining Gamida Cell, Dr. Simantov served as Vice President, Oncology Global Medical Affairs at Pfizer Inc., where she was responsible for multiple oncology programs in various roles from 2011 through July 2017. Prior to Pfizer, Dr. Simantov served as Vice President of Clinical Research at OSI Pharmaceuticals, as Chief Medical Officer at CuraGen Corporation (acquired by Celldex) where she led development of small molecules and antibody-drug conjugates, and at Bayer HealthCare Pharmaceuticals, where she led the phase 3 study of Nexavar® (sorafenib) resulting in the first approval of a tyrosine kinase inhibitor in renal cell carcinoma. Prior to joining industry, Dr. Simantov spent seven years on the academic faculty at Weill Medical College of Cornell University, where she directed the fellowship program and conducted angiogenesis and vascular biology research. She has authored over 40 peer-reviewed manuscripts. Dr. Simantov holds an M.D. from New York University School of Medicine and a B.A. from Johns Hopkins University. She completed a residency in internal medicine at New York Hospital Cornell Medical Center, and a fellowship in hematology and oncology at Weill Cornell Medicine. Dr. Simantov’s extensive clinical and scientific experience provides her with the qualifications and skills to serve as a member of our Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD DIVERSITY

The Board Diversity Matrix, below, provides the diversity statistics for our Board as of February 17, 2022:

Total Number of Directors	7
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Capital Market (“Nasdaq”) listing standards, “independent” directors must comprise a majority of a listed company’s board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit committee, compensation committee and nominating and corporate governance committee be independent within the meaning of applicable Nasdaq rules. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our Board undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that all of our directors, other than Mr. Brady, our Chief Executive Officer, and Dr. Dubensky, our President, qualify as “independent” directors within the meaning of the Nasdaq rules. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. Our non-employee directors have been meeting, and we anticipate that they will continue to meet, in regularly scheduled executive sessions at which only non-employee directors are present.

Prior to the completion of the Merger, the board of directors of Millendo determined that all of its directors qualified as “independent” directors within the meaning of the Nasdaq rule, other than Louis J. Arcudi III, Millendo’s Chief Executive Officer, and Julia C. Owens, Millendo’s Executive Chairman and former Chief Executive Officer.

BOARD LEADERSHIP STRUCTURE

Our Corporate Governance Guidelines specify that our Board will select our Chief Executive Officer and Chairperson of the Board in the manner that it determines to be in the best interests of our stockholders and in accordance with any stockholder agreements. The Board will conduct an annual assessment of its leadership structure to determine that the leadership structure is the most appropriate for the Company at the time. The

Board anticipates that our Chief Executive Officer will serve on the Board. The Chairperson of the Board and Chief Executive Officer positions may be held by the same individual or separated as determined by the Board. The Board also anticipates that other members of our management, who can assist the Board in fulfilling its responsibilities based on their experience and role at Tempest, may serve on the Board as appropriate.

Pursuant to its charter, the Nominating and Corporate Governance Committee periodically reviews this matter and make recommendations to the Board. The Nominating and Corporate Governance Committee has recommended, and the Board has determined, that the roles of Chief Executive Officer and chairperson of the Board should be separate. The role of chairperson is currently held by Michael Raab, an independent, non-employee director.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of our risk management process. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. Our Board and its committees consider specific risk topics, including risks associated with our strategic plan, business operations, capital structure, information technology, data privacy and cyber security. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, our guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee reviews and discusses with management and the auditors, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major litigation and risk exposures (including with respect to financial cybersecurity, data privacy and other information technology risks) and the steps taken by management to monitor and control these exposures. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us, including whether our incentive compensation plans encourage excessive or inappropriate risk taking. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including proxy advisory firm policies and recommendations. The Nominating and Corporate Governance Committee also oversees and reviews with management our major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including our procedures and any related policies with respect to risk assessment and risk management.

In connection with our reviews of the operations and corporate functions of our company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met seven times during the last fiscal year, inclusive of meetings held by our predecessor, Millendo. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which she or he served, held during the portion of the last fiscal year for which she or he was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has established a standing Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. Our Board has adopted a written charter for each of our committees, which are available to stockholders on our investor relations website at ir.tempesttx.com.

The following table provides membership and meeting information for the fiscal year ended December 31, 2021 for each of the standing committees of our Board:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Geoff Nichol
Christine Pellizzari
Michael Raab†
Ronit Simantov
Thomas Woiwode
Stella Xu(1)
Carol G. Gallagher(2)
John P. Howe, III(2)
James M. Hindman (2)

Total meetings in 2021	4	5	3

Financial Expert
Committee Chair
Committee Member
†	Chair of the Board
(1)	Dr. Xu’s service on the Audit Committee and Compensation Committee ended on January 5, 2022.
(2)	Resigned on June 25, 2021 upon closing of the Merger.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board and the former board of directors of Millendo have determined that each member of each standing committee meets the applicable Nasdaq and SEC rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the company.

Below is a description of each committee of the Board.

Audit Committee

The Audit Committee is currently composed of three directors: Geoff Nichol, Christine Pellizzari, and Michael Raab, each of whom our Board has determined satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chair of the Audit Committee was Mr. Raab until Ms. Pellizzari’s appointment as Chair in April 2022. Our Board has determined that Ms. Pellizzari is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment.

The primary purpose of the Audit Committee is to discharge the responsibilities of the Board with respect to the corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee the independent registered public accounting firm. Specific responsibilities of the Audit Committee include:

•	helping the Board oversee corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit the financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the interim and year-end operating results;

•	reviewing policies on risk assessment and risk management;

•	reviewing related person transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Tempest Therapeutics, Inc.

Audit Committee

Michael Raab (Chair)

Geoff Nichol

Christine Pellizzari

Compensation Committee

The Compensation Committee is currently composed of two directors: Michael Raab and Thomas Woiwode, with Dr. Woiwode acting as the Chair of the Committee. The Board has determined that each member of the Compensation Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include:

•	reviewing and approving the compensation of our chief executive officer, other executive officers and senior management;

•	review and recommend to the Board for its approval the compensation to be paid to non-employee directors;

•	administration of our equity compensation plans and other benefit plans;

•

reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.

Compensation Committee Processes and Procedures

The Compensation Committee generally meets at least two times annually and with greater frequency if necessary. The Compensation Committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Pearl Meyer as compensation consultants. In addition, prior to the completion of the Merger, the compensation committee of Millendo engaged Aon Radford as Millendo’s compensation consultants. The compensation consultants were engaged to:

•	evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and

•	assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, the compensation consultants were asked to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Pearl Meyer ultimately developed recommendations that were presented to the Compensation Committee for its consideration.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of two directors: Geoff Nichol and Michael Raab. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq listing standards.

Specific responsibilities of the nominating and corporate governance committee include:

•	identifying, reviewing and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the board of directors;

•	considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;

•	developing and making recommendations to the Board regarding corporate governance guidelines and matters; and

•	overseeing periodic evaluations of the performance of the board of directors, including its individual directors and committees.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, be able to read and understand basic financial statements, having the highest personal integrity and ethics and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that’s would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Board reviews such directors’ overall service during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board. In fiscal 2021, the Nominating and Corporate Governance Committee paid a fee to Heidrick & Struggles to assist in the process of identifying or evaluating director candidates.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 7000 Shoreline Court, Suite 275, South San Francisco, CA 94080 not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting, subject to certain exceptions as set forth in our Bylaws. Submissions must include the specific information required in Article 1 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders who wish to communicate with the Board may do so by sending written communications addressed to our Secretary at 7000 Shoreline Court, Suite 275, South San Francisco, CA 94080. These communications will be reviewed by the Secretary, who will determine whether the communication should be presented to the Board or director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with our Whistleblower Policy for Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

CODE OF ETHICS

We have adopted a Code of Business Conduct that applies to all officers, directors and employees. The Code of Business Conduct is available on our website at https://ir.tempesttx.com. The Board is responsible for overseeing the Code of Business Conduct and must approve any waivers of the Code of Business Conduct for employees, executive officers and directors. If we make any substantive amendments to the Code of Business Conduct or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

CORPORATE GOVERNANCE GUIDELINES

We have adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines may be viewed on our website at https://ir.tempesttx.com.

HEDGING POLICY

Pursuant to our Insider Trading Policy, our employees, directors and designated consultants are prohibited from engaging in short sales, transactions in publicly traded options, such as puts or calls, hedging transactions, margin accounts, pledges or other inherently speculative transactions with respect to our common stock at any time.

PROPOSAL 2

APPROVAL OF THE AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

Our Board is asking our stockholders to approve the Tempest Therapeutics Inc. Amended and Restated 2019 Equity Incentive Plan (as amended and restated, the “Amended 2019 EIP”) at the Annual Meeting, which amends and restates the Millendo Therapeutics, Inc. 2019 Equity Incentive Plan (the “2019 EIP”) and will be a successor to, and replacement of, the 2019 EIP. The 2019 EIP was approved by the Board on April 29, 2019 and by our stockholders on June 11, 2019.

The share numbers described below reflect capitalization adjustments pursuant to the terms of the Merger, and all such share numbers under the Amended 2019 EIP will also be subject to capitalization adjustments. The Amended 2019 EIP was approved by our Board on April 22, 2022, subject to approval by our stockholders, and contains the following material changes from the 2019 EIP:

•	Increase the number of shares available for issuance under the Amended 2019 EIP by 1,132,252 shares.

•	Increase the maximum number of awards that may be granted as incentive stock options (“ISOs”) under the Amended 2019 EIP to a total of 5,000,000 shares.

•

Increase the annual limitation on annual non-employee director compensation from $500,000 ($1,000,000 in the first year of service) to $750,000 ($1,000,000 in the first year of service), commencing in calendar year 2023.

•

Update the provision relating to treatment of awards in the event of a corporate transaction or change in control to reflect that if awards held by continuing employees are not assumed by a buyer, vesting shall accelerate (at target in the case of performance-based awards).

Assuming the Amended 2019 EIP is approved by our stockholders, we will cease granting new awards under the Tempest, Inc. 2017 Equity Incentive Plan (the “2017 Plan”) with respect to which 224,752 shares remained available for issuance as of April 20, 2022. Awards previously granted under the 2017 Plan will remain outstanding in accordance with their terms.

Approval of the Amended 2019 EIP will allow us to secure and retain the services of our employees and directors in a very competitive labor market, and provide long-term incentives that align the interests of our employees and directors with the interests of our stockholders.

As of April 20, 2022, a total of 168,846 shares of our common stock remained available for grant under the 2019 EIP.

WHY WE ARE ASKING OUR STOCKHOLDERS TO APPROVE THE AMENDED 2019 EIP

We are seeking stockholder approval of the Amended 2019 EIP to increase the number of shares available for the grant of stock options, restricted stock unit awards and other awards, and to implement the other changes noted above, as these changes will enable us to maintain a competitive equity incentive program to retain existing employees and compete for key talent in a very competitive labor market. If the Amended 2019 EIP is approved by our stockholders, future awards will be granted under the Amended 2019 EIP rather than the 2019 EIP.

REQUESTED SHARES

If this Proposal 2 is approved by our stockholders, then subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2019 EIP will be increased by 1,132,252 shares. In addition, we are also seeking an increase in the number of shares that may be granted subject to ISOs up to a maximum of 5,000,000 shares.

STOCKHOLDER APPROVAL

If this Proposal 2 is approved by our stockholders, the Amended 2019 EIP will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal 2, the Amended 2019 EIP will not become effective, and the 2019 EIP will continue to be effective in accordance with its terms.

WHY YOU SHOULD VOTE FOR THE AMENDED 2019 EIP

The Amended 2019 EIP Combines Compensation and Governance Best Practices

The Amended 2019 EIP includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•	Repricing is not allowed. The Amended 2019 EIP prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval.

•

No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the Amended 2019 EIP must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•

Limit on non-employee director compensation. The maximum number of shares subject to stock awards granted during any calendar year (beginning with calendar year 2023) to any of our non-employee directors, taken together with any cash fees paid by us to such non-employee director during such calendar year, may not exceed $750,000 in total value, or $1,000,000 in total value with respect to the calendar year in which the individual is first appointed or elected to the Board (calculating the value of any such stock awards based on the grant date fair value of the stock awards for financial reporting purposes).

•

Awards subject to forfeiture/clawback. Awards granted under the Amended 2019 EIP are subject to recoupment in accordance with the terms of any clawback policy that our Board may adopt in the future, and in addition, any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

•

No liberal change in control definition. The change in control definition in the Amended 2019 EIP is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the Amended 2019 EIP to be triggered.

OVERHANG

The following table provides certain additional information regarding our equity incentive program:

As of April 20, 2022
Total number of shares of common stock subject to outstanding stock options	1,076,560
Weighted-average exercise price of outstanding stock options	$25.75
Weighted-average remaining term of outstanding stock options	8.72
Total number of shares of common stock subject to outstanding full value awards	—
Total number of shares of common stock available for grant under the 2019 EIP	168,846
Total number of shares of common stock available for grant under other equity incentive plans(1)	224,752

As of April 20, 2022
Total number of shares of common stock outstanding	7,173,094
Per-share closing price of common stock as reported on the Nasdaq Capital Market	$2.65

(1)

The share increase for which stockholder approval is being solicited includes 224,752 shares currently available for issuance under the 2017 Plan. If this proposal is approved, we will no longer grant new awards under the 2017 Plan. Existing awards under the 2017 Plan will remain outstanding in accordance with their terms.

DESCRIPTION OF THE AMENDED 2019 EIP

A summary of the principal features of the Amended 2019 EIP follows below. The summary is qualified by the full text of the Amended 2019 EIP that is attached as Appendix A to this proxy statement.

Purpose

The Amended 2019 EIP is designed to secure and retain the services of our employees and directors, provide incentives for our employees and directors to exert maximum efforts for the success of our Company and its affiliates, and provide a means by which our employees and directors may be given an opportunity to benefit from increases in the value of our common stock.

Successor to Prior Plans

The Amended 2019 EIP is intended to be the successor to the 2019 EIP. Assuming the Amended 2019 EIP is approved by our stockholders, we will cease granting new awards under the 2017 Plan with respect to which 224,752 shares remained available for issuance as of April 20, 2022. Awards previously granted under the 2017 Plan will remain outstanding in accordance with their terms.

Types of Awards

The Amended 2019 EIP provides for the grant of ISOs, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, and other stock awards.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock reserved for issuance under the Amended 2019 EIP will be 1,326,910 (not including shares added pursuant to the following sentence). In addition, the number of shares of our common stock reserved for issuance under the Amended 2019 EIP will automatically increase on January 1 of each year, for a period of 10 years, beginning on January 1, 2020, and continuing through January 1, 2029, by 4% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by our Board.

The following shares of our common stock (collectively, the “Amended 2019 EIP Returning Shares”) will also become available again for issuance under the Amended 2019 EIP: (i) any shares subject to a stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to a stock award that are not issued because such stock award is settled in cash; (iii) any shares issued pursuant to a stock award that are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares; and (iv) any shares reacquired by us in satisfaction of tax withholding obligations on a stock award or as consideration for the exercise or purchase price of a stock award.

As of April 20, 2022, and assuming stockholders approve the proposed increase, the number of shares that will then be initially available for issuance (including shares added as a result of the automatic increase through and including January 1, 2022) will be 1,301,098.

Eligibility

All of our (including our affiliates’) employees, consultants and non-employee directors are eligible to participate in the Amended 2019 EIP and may receive all types of awards other than ISOs. ISOs may be granted under the Amended 2019 EIP only to our (including our affiliates’) employees.

As of April 20, 2022, we (including our affiliates) had 18 employees, 5 non-employee directors, and approximately 20 consultants.

Non-Employee Director Compensation Limit

Under the Amended 2019 EIP, the maximum number of shares of our common stock subject to stock awards granted during any one calendar year, beginning with calendar year 2023, to any of our non-employee directors, taken together with any cash fees paid by us to such non-employee director during such calendar year will not exceed $750,000 in total value, or $1,000,000 with respect to the calendar year in which the individual is first appointed or elected to the Board (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes).

Administration

The Amended 2019 EIP will be administered by our Board, which may in turn delegate authority to administer the Amended 2019 EIP to a committee. Our Board has delegated concurrent authority to administer the Amended 2019 EIP to our Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee. Our Board and Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 2.

Subject to the terms of the Amended 2019 EIP, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common subject to or the cash value of awards, and the terms and conditions of awards granted under the Amended 2019 EIP, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the Amended 2019 EIP.

The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of our common stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the Amended 2019 EIP, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.

Stock Options

Stock options may be granted under the Amended 2019 EIP pursuant to stock option agreements. The Amended 2019 EIP permits the grant of stock options that are intended to qualify as ISOs and nonstatutory stock options (“NSOs”).

The exercise price of a stock option granted under the Amended 2019 EIP may not be less than 100% of the fair market value of our common stock on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the Amended 2019 EIP may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years.

Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 2 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service.

Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death.

Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the Amended 2019 EIP), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date.

Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended 2019 EIP will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the Amended 2019 EIP may vest and become exercisable in cumulative increments, as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended 2019 EIP may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the Amended 2019 EIP in its discretion. Generally, a participant may not transfer a stock option granted under the Amended 2019 EIP other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death. Notwithstanding the foregoing, no option may be transferred to any financial institution without prior stockholder approval.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the exercise price of the ISO is at least 110% of the fair market value of our common stock on the date of grant, and the term of the ISO does exceed five years from the date of grant. Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the Amended 2019 EIP is 5,000,000 shares.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended 2019 EIP pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of our common stock on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended 2019 EIP.

Restricted Stock Awards

Restricted stock awards may be granted under the Amended 2019 EIP pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement; provided, however, that no restricted stock award may be transferred to any financial institution without prior stockholder approval. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Amended 2019 EIP pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Stock Awards

A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the Amended 2019 EIP. Subject to the terms of the Amended 2019 EIP, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.

Clawback Policy

Awards granted under the Amended 2019 EIP will be subject to recoupment in accordance with any clawback policy that our Board may adopt in the future, and with any other clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2019 EIP; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and number of securities and price per share of stock subject to outstanding stock awards; and (iv) the class(es) of securities by which the share reserve is to increase automatically each year.

Corporate Transaction and Change in Control

In the event of a corporate transaction (as defined in the Amended 2019 EIP and described below) or a change in control (as defined in the Amended 2019 EIP and described below), the Plan Administrator may take one or more of the following actions with respect to stock awards, contingent upon the closing or consummation of the corporate transaction, unless otherwise provided in the instrument evidencing the stock award, in any other written agreement between us or one of our affiliates and the participant or in our director compensation policy, or unless otherwise provided by the Plan Administrator at the time of grant of the stock award. For purposes of this Proposal 2, the term “transaction” will mean such corporate transaction or change in control:

•

arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the stock award or to substitute a similar stock award for the stock award (including an award to acquire the same consideration paid to our stockholders pursuant to the transaction);

•

arrange for the assignment of any reacquisition or repurchase rights held by us in respect of our common stock issued pursuant to the stock award to the surviving or acquiring corporation (or its parent company);

•

accelerate the vesting (and, if applicable, the exercisability) of the stock award to a date prior to the effective time of the transaction as determined by the Plan Administrator (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective date of the transaction), with the stock award terminating if not exercised (if applicable) at or prior to the effective time of the transaction;

•	arrange for the lapse of any reacquisition or repurchase rights held by us with respect to the stock award;

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the transaction, in exchange for such cash consideration, if any, as the Plan Administrator may consider appropriate; and

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, in exchange for a payment, in such form as may be determined by the Plan Administrator equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the transaction, over (ii) any exercise price payable in connection with such exercise, provided that payments may be delayed to the same extent that payment of consideration to the holders of our common stock is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

In the event of a corporate transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue outstanding Stock Awards or substitute similar awards for the outstanding awards, then with respect to awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction the vesting and (if applicable) exercisability of such awards will be accelerated in full to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction) as the board of directors determines and the awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by the Company with respect to such awards will lapse (contingent upon the effectiveness of the corporate transaction). Performance-based awards will accelerate at 100% of the target level upon the occurrence of the corporate transaction.

The Plan Administrator is not required to take the same action with respect to all stock awards or portions of stock awards or with respect to all participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of a stock award.

Outstanding awards under the Amended 2019 EIP and any Prior Plan may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the participant’s award agreement, in any other written agreement with us or one of our affiliates, or in our director compensation policy, but in the absence of such provision, no such acceleration will occur.

For purposes of the Amended 2019 EIP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

For purposes of the Amended 2019 EIP, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; (iv) our stockholders or our Board approve a plan of complete dissolution or liquidation, or a complete dissolution or liquidation will otherwise occur, except for a liquidation into a parent corporation; or (v) over a period of 12 months or less, a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.

Plan Amendments and Termination

The Board (or a committee of one or more directors delegated by the Board) will have the authority to amend or terminate the Amended 2019 EIP at any time. However, except as otherwise provided in the Amended 2019 EIP or an award agreement, no amendment or termination of the Amended 2019 EIP may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent.

We will obtain stockholder approval of any amendment to the Amended 2019 EIP as required by applicable law and listing requirements. No incentive stock options may be granted under the Amended 2019 EIP after the tenth anniversary of the date the Amended 2019 EIP was adopted by the Board.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended 2019 EIP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Amended 2019 EIP. The Amended 2019 EIP is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The Amended 2019 EIP provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exemption to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exemption to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations

Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation paid to a covered employee exceeds $1 million. As a result, compensation (including compensation pursuant to awards granted under the Amended 2019 EIP) paid to any of our “covered employees” under Section 162(m) of the Code in excess of $1 million per taxable year generally will not be deductible.

Approval of French Sub-Plans

The Amended 2019 EIP provides that the Board has the authority, in its sole discretion, to adopt any local country plans as sub-plans to the Amended 2019 EIP as may be deemed necessary or advisable to comply with local laws or regulations, and to design any award to satisfy specific requirements of obtaining a tax benefit. The French Sub-Plans do not increase the number of shares otherwise available for issuance under the Amended 2019 EIP or modify the group of eligible participants under the Amended 2019 EIP.

For France, there is a specific income tax and social tax regime of French tax-qualified restricted stock units and French tax-qualified options. Foreign companies, including U.S. companies, have the possibility to grant French-qualified restricted stock units and French-qualified options, which may provide for more favorable income tax and social tax treatment for both French employers and their employees than the current non-qualified restricted stock unit awards granted under the Prior Plans.

In this context, the French Sub-Plans, attached to the Amended 2019 EIP as Appendix I and Appendix II, are designed to permit the grant of French-qualified restricted stock units and French-qualified options. In addition to the approval of the Board or the Compensation Committee, French law requires that the French Sub-Plans must be authorized by stockholders at a meeting in order to realize potential tax benefits to employers and employees in France. Stockholder approval of the Amended 2019 EIP, including the French Sub-Plans, is being requested, in part, in order to enable the Board or the Compensation Committee to grant French-qualified restricted stock units and French-qualified options under French law. The Board or Compensation Committee will not, however, be obligated to grant French-qualified restricted stock units or French-qualified options and may choose, at its discretion, to grant restricted stock units or options that are not considered French-qualified.

PLAN BENEFITS UNDER AMENDED 2019 EIP

The following table sets forth, for each of the individuals and various groups indicated, the total number of options to acquire our common stock that have granted under the 2019 EIP as of April 20, 2022.

2019 EIP(1)
Name and position	Stock Options Granted	Weighted Average Exercise Price
Stephen Brady, Chief Executive Officer	94,500	$5.45
Thomas Dubensky, President	53,100	$5.45
Samuel Whiting, Chief Medical Officer	29,000	$5.45
Julia C. Owens, Former Chief Executive Officer	20,400	$30.34
Louis Arcudi III, Former Chief Executive Officer	31,998	$30.75
All current executive officers as a group	176,600	$5.45
All current directors who are not executive officers as a group	—	—
All employees, including all current officers who are not executive officers, as a group	162,943	$109.12

(1)	This table does not include awards granted under our 2017 Plan.

NEW PLAN BENEFITS UNDER AMENDED 2019 EIP

2019 EIP
Name and position	Dollar value		Number of shares
Stephen Brady, Chief Executive Officer	—	(1)	—	(1)
Thomas Dubensky, President	—	(1)	—	(1)
Samuel Whiting, Chief Medical Officer	—	(1)	—	(1)
Julia C. Owens, Former Chief Executive Officer	—	(1)	—	(1)
Louis Arcudi III, Former Chief Executive Officer	—	(1)	—	(1)
All current executive officers as a group	—	(1)	—	(1)
All current directors who are not executive officers as a group	—	(2)	—	(2)
All employees, including all current officers who are not executive officers, as a group	—	(1)	—	(1)

(1)

Awards granted under the Amended 2019 EIP to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2019 EIP, and our Board and our Compensation Committee have not granted any awards under the Amended 2019 EIP subject to stockholder approval of this Proposal 2. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended 2019 EIP, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2022 if the Amended 2019 EIP had been in effect, are not determinable.

(2)

Any non-employee director who is first elected to the Board will be granted an option to purchase 6,635 shares of our common stock on the date of his or her initial election to the Board. Beginning with any director appointed following this Annual Meeting, this amount shall be rounded up to the nearest 500 shares. In addition, on the date of each annual meeting, each person who continues to serve as a non-employee member of the Board following such annual meeting will be granted an option to purchase 3,500 shares of our common stock. All option grants will have an exercise price per share equal to the fair market value of our common stock on the date of grant. Each initial grant for a non-employee director will vest over a one-year period, and each annual grant for a non-employee director will vest over a one year period, in each case subject to the director’s continuing service on our Board. After the date of the Annual Meeting, any such awards will be granted under the Amended 2019 EIP if this Proposal 2 is approved by our stockholders. For additional information regarding our compensation policy for non-employee directors, see the “Executive and Director Compensation—Director Compensation” section below.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of December 31, 2021. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders Prior Plans (1)	790,637	$32.82	403,109	(2)
2019 ESPP	—	—	35,621	(3)
Equity compensation plans not approved by security holders	—	—	—

Total	790,637		438,730

(1)

Includes our 2017 Plan and our 2019 EIP, but does not include future rights to purchase common stock under our 2019 ESPP, which depend on a number of factors described in our 2019 ESPP and will not be determined until the end of the applicable purchase period.

(2)

The 2019 EIP provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each fiscal year for a period of up to 10 years commencing on January 1, 2020, and ending on (and including) January 1, 2029, in an amount equal to (i) 4% of the total number of shares of common stock outstanding on December 31st of the preceding fiscal year, or (ii) a lesser number of shares determined by our board of directors prior to January 1st of a given fiscal year. Accordingly, on January 1, 2022, the number of shares of common stock available for issuance under our 2019 EIP increased by 276,412 shares. This increase is not reflected in the table above.

(3)

Our 2019 ESPP provides that the total number of shares reserved for issuance thereunder will automatically increase on January 1st each year, by the lesser of (a) 1% of the total number of shares of common stock outstanding on December 31st of the preceding fiscal year, (b) 8,905 shares of our common stock, or (c) a lesser number determined by our board of directors prior to the applicable January 1st. Accordingly, on January 1, 2022, the number of shares of common stock available for issuance under our 2019 ESPP increased by 8,905 shares. This increase is not reflected in the table above. If Proposal 3 (below) is approved by our stockholders, then the automatic increase on January 1st of each year will be by the lesser of (a) 1.5% of the total number of shares of common stock outstanding on December 31st of the preceding fiscal year, (b) 500,000 shares of our common stock, or (c) a lesser number determined by our board of directors prior to the applicable January 1st.

VOTE REQUIRED

The affirmative vote of a majority of the voting power of the votes cast by the holders of all the shares present or represented by proxy at the Annual Meeting will be required to approve the Amended and Restated 2019 Equity Incentive Plan.

OUR RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE AMENDED AND RESTATED 2019 EMPLOYEE STOCK PURCHASE PLAN

Our Board is asking our stockholders to approve the Tempest Therapeutics Inc. Amended and Restated 2019 Employee Stock Purchase Plan (as amended and restated, the “Amended 2019 ESPP”) at the Annual Meeting, which amends and restates the Millendo Therapeutics, Inc. 2019 Employee Stock Purchase Plan (the “2019 ESPP”) and will be a successor to and replacement of the 2019 ESPP.

The share numbers described below reflect capitalization adjustments pursuant to the terms of the Merger, and all such share numbers under the Amended 2019 ESPP will also be subject to capitalization adjustments.

The Amended 2019 ESPP was approved by our Board on April 22, 2022, subject to approval by our stockholders, and contains the following material changes from the 2019 ESPP:

•	Increase the number of shares available for issuance under the Amended 2019 ESPP by 107,596 shares.

•

Modify the calculation of the number of shares of our common stock added automatically on January 1 of each year beginning on January 1, 2023, and continuing through (and including) January 1, 2029, (the “evergreen mechanism”) to be equal to the lesser of (i) 1.5% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year and (ii) 500,000 shares of Common Stock.

As is currently the case, under the Amended 2019, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For the avoidance of any doubt, we are not seeking an extension of the period during which the evergreen mechanism will be effective.

Approval of the Amended 2019 ESPP will allow us to continue providing our eligible employees and eligible employees of any of parent or subsidiary corporations (“related corporations”) with the opportunity to acquire an ownership interest in the Company through the purchase of shares of common stock via the Amended 2019 ESPP. Through the Amended 2019 ESPP, we seek to retain the services of such eligible employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success and for the success of certain related corporations.

If this Proposal No. 3 is approved by our stockholders, the maximum number of shares of our common stock that may be issued under the Amended 2019 ESPP (after taking into account shares added pursuant to the evergreen mechanism described above) will be 143,217, which is the sum of (i) 8,905 shares of common stock that were approved by our stockholders at the 2019 Annual Meeting of Stockholders plus (ii) 107,596 new shares of common stock approved by our stockholders under this Proposal No. 3 plus (iii) 26,716 shares added pursuant to the evergreen mechanism on January 1 of each of 2020, 2021 and 2022. Such share numbers will be subject to adjustment for certain changes in our capitalization.

We do not maintain any other employee stock purchase plans. As of April 20, 2022, no shares have been issued under the 2019 ESPP.

As of April 20, 2022, a total of 7,173,094 shares of our common stock were outstanding.

WHY WE ARE ASKING OUR STOCKHOLDERS TO APPROVE THE AMENDED 2019 ESPP

We are seeking stockholder approval of the Amended 2019 ESPP to increase the number of shares available for purchase under the Amended 2019 ESPP, which will enable us to continue providing a competitive equity incentive program to retain existing key talent and compete for new talent in a very competitive labor market.

DESCRIPTION OF THE AMENDED 2019 ESPP

A summary of the principal material features of the Amended 2019 ESPP are described below. The following description of the Amended 2019 ESPP is a summary only and is qualified in its entirety by reference to the full text of the Amended 2019 ESPP. Stockholders are urged to read the actual text of the Amended 2019 ESPP in its entirety, which is attached to this Proxy Statement as Appendix B.

Purpose

The purpose of the Amended 2019 ESPP is to provide a means by which our eligible employees may be given an opportunity to purchase shares of our common stock. This assists us in retaining the services of our employees, in securing and retaining the services of new employees and providing incentives for such persons to exert maximum efforts for our success.

The Amended 2019 ESPP permits us to grant purchase rights that are intended to qualify as options issued under an “employee stock purchase plan” (as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended, or the “Code”) (under the “423 Component” of the Amended 2019 ESPP), as well as purchase rights that are not intended to so qualify (under the “Non-423 Component” of the Amended 2019 ESPP).

Administration

Our Compensation Committee will administer the Amended 2019 ESPP, unless otherwise determined by our Board. Our Board also retains concurrent authority to administer the Amended 2019 ESPP. Our Compensation Committee will also have the power to delegate to a subcommittee any of the administrative powers our Compensation Committee is authorized to exercise under the Amended 2019 ESPP, and in such case, our Compensation Committee retains the authority to concurrently administer the Amended 2019 ESPP with any such subcommittee.

Our Compensation Committee, our Board and any such subcommittee are each considered to be a Plan Administrator for purposes of this Proposal No. 3. The Plan Administrator has the final power to construe and interpret both the Amended 2019 ESPP and the rights granted under it. The Plan Administrator has the power, subject to the provisions of the Amended 2019 ESPP, to determine how and when rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any of our parent or subsidiary companies will be eligible to participate in the Amended 2019 ESPP. The Plan administrator may also adopt such procedures and sub-plans as are necessary or appropriate to permit participation by employees who are foreign nationals our employed outside the United States.

Stock Subject to Amended 2019 ESPP; Evergreen

Subject to the approval of this Proposal No. 3 and the adjustment for certain changes in our capitalization, the number of shares of our common stock that will be available for issuance under the Amended 2019 ESPP as of April will be 143,217 shares, which is equal to the sum of (i) 35,621 shares of common stock that remain available for issuance under the 2019 ESPP as of April 20, 2022 plus (ii) 107,596 new shares of common stock that are subject to approval by our stockholders under this Proposal No. 3.

Stockholders of Millendo Therapeutics, Inc. (the predecessor in interest to Tempest Therapeutics, Inc.) previously approved an “evergreen” mechanism under which the shares available under the 2019 ESPP were automatically increased each year by an amount equal to the lesser of (a) 1% of the total number of shares of the Company’s common stock outstanding on December 31 of the preceding calendar year, (b) 8,905 shares of common stock, or (c) a number determined by our Board that is less than (a) and (b).

The Amended 2019 ESPP will maintain this evergreen mechanism; provided, however, that if stockholders approve this Proposal No. 3, the percentage specified in (a) will increase from 1% to 1.5%, and the number of shares specified in (b) will increase from 8,905 to 500,000 shares of our common stock.

If any rights granted under the Amended 2019 ESPP terminate without being exercised in full, the shares of common stock not purchased under such rights will again become available for issuance under the Amended 2019 ESPP. The shares of common stock purchasable under the Amended 2019 ESPP will be shares of authorized but unissued or reacquired common stock, including shares repurchased by us on the open market.

Offerings

The Amended 2019 ESPP will be implemented by offerings of rights to purchase our common stock to all eligible employees. The Plan Administrator will determine the duration of each offering period, provided that in no event may an offering period exceed 27 months. The Plan Administrator may establish separate offerings which vary in terms (although not inconsistent with the provisions of the Amended 2019 ESPP or the requirements of applicable laws). Each offering period will have one or more purchase dates, as determined by the Plan Administrator prior to the commencement of the offering period. The Plan Administrator has the authority to alter the terms of an offering prior to the commencement of the offering period, including the duration of subsequent offering periods. When an eligible employee elects to join an offering period, he or she is granted a right to purchase shares of our common stock on each purchase date within the offering period. On the purchase date, all contributions collected from the participant are automatically applied to the purchase of our common stock, subject to certain limitations (which are described further below under “Eligibility”).

Each offering will be in such form and will contain such terms and conditions as the Plan Administrator will deem appropriate, and, with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all employees granted purchase rights will have the same rights and privileges

The Plan Administrator has the discretion to structure an offering so that if the fair market value of our common stock on the first trading day of a new purchase period within the offering period is less than or equal to the fair market value of our common stock on the first day of the offering period, then that offering will terminate immediately as of that first trading day, and the participants in such terminated offering will be automatically enrolled in a new offering beginning on the first trading day of such new purchase period.

Eligibility

Any individual who is employed by us (or by any of our parent or subsidiary companies if such company is designated by the Plan Administrator as eligible to participate in the Amended 2019 ESPP) may participate in offerings under the Amended 2019 ESPP, provided that such individual has been employed by us (or our parent or subsidiary, if applicable) for such continuous period preceding the first day of the offering period as the Plan Administrator may require (except as the Plan Administrator may provide with respect to newly eligible employees as may be permitted or required by applicable law), but in no event may the required period of continuous employment be equal to or greater than two years. In addition, the Plan Administrator (unless prohibited by law) may provide that an employee will not be eligible to be granted purchase rights under the Amended 2019 ESPP unless such employee is customarily employed for more than 20 hours per week and more than five months per calendar year. The Plan Administrator (unless prohibited by law) may also provide in any offering that certain of our employees who are “highly compensated” as defined in the Code are not eligible to participate in the Amended 2019 ESPP. Furthermore, in the case of any offering under the Non-423 Component of the Amended 2019 ESPP, an eligible employee may be excluded from participation in the Amended 2019 ESPP if the Plan Administrator has determined that the participation of such eligible employee is not advisable or practical for any reason.

No employee will be eligible to participate in the Amended 2019 ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our parent or subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options. In addition, no employee may purchase more than $25,000 worth of our common stock (determined based on the fair market value of the shares at the time such rights are granted) under all our employee stock purchase plans and any employee stock purchase plans of our parent or subsidiary companies for each calendar year during which such rights are outstanding.

As of April 20, 2022, we had approximately 18 employees who would be eligible to participate in offerings under the Amended 2019 ESPP. Non-employee directors are not permitted to participate in the Amended 2019 ESPP.

Participation in the Amended 2019 ESPP

An eligible employee may enroll in the Amended 2019 ESPP by delivering to us, within the time specified in the offering, an enrollment form authorizing contributions which may not exceed the maximum amount specified by the Plan Administrator (but which in no event may exceed 15% of such employee’s earnings (as determined by the Plan Administrator with respect to each offering) during the offering period) during the period that begins on the offering date (or such later date as the Plan Administrator may determine) and ends on the date stated in the offering (which shall be no later than the end of the offering). Each participant will be granted a separate purchase right for each offering in which he or she participates. Unless an employee’s participation is discontinued, his or her purchase right will be exercised automatically at the end of each purchase period at the applicable purchase price.

Purchase Price

The purchase price per share at which shares of our common stock are acquired pursuant to purchase rights on each purchase date during an offering period will not be less than the lower of (i) 85% of the fair market value of a share of our common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of our common stock on the applicable purchase date.

As of April 29, 2022, the closing price of our common stock as reported on the Nasdaq Capital Market was $3.61 per share.

Payment of Purchase Price; Contributions

The purchase of shares during an offering period generally will be funded by a participant’s payroll deductions accumulated during the offering period. If specifically provided in an offering, in addition to or instead of making contributions by payroll deductions, a participant may make contributions by cash, check or such other payment method specified by the Plan Administrator. A participant may change his or her rate of contributions, if and as permitted in the offering. All contributions made for a participant are credited to his or her account under the Amended 2019 ESPP and deposited with our general funds, except where applicable law requires that contributions be deposited with a third party. Unless otherwise specified in the offering or as required by applicable law, we will have no obligation to pay interest on contributions.

Purchase Limits

In connection with each offering made under the Amended 2019 ESPP, the Plan Administrator may specify (i) a maximum number of shares of our common stock that may be purchased by any participant on any purchase date during such offering, (ii) a maximum aggregate number of shares of our common stock that may be purchased by all participants pursuant to such offering and/or (iii) a maximum aggregate number of shares of our common stock that may be purchased by all participants on any purchase date under such offering. If the aggregate number of shares of our common stock issuable upon exercise of purchase rights granted under the offering would exceed any such maximum aggregate number, then in the absence of any action by the Plan Administrator otherwise, a pro rata allocation of available shares of our common stock will be made in as nearly a uniform manner as will be practicable and equitable.

Withdrawal

Participants may withdraw from a given offering by delivering a withdrawal form to us and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the Plan Administrator. Upon such withdrawal, such employee’s right to participate in that offering will terminate, and we will distribute as soon as practicable to the employee his or her accumulated but unused contributions without interest. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in subsequent offerings under the Amended 2019 ESPP.

Termination of Eligibility

Unless otherwise required by applicable law, a participant’s outstanding purchase rights under any offering under the Amended 2019 ESPP will terminate immediately if the participant either (i) is no longer employed by us or any of our parent or subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, we will distribute as soon as practicable to such individual his or her accumulated but unused contributions without interest.

In general, a participant whose employment transfer or whose employment terminates with an immediate rehire (with no break in service) by or between us and a related corporation that has been designated for participation in the Amended 2019 ESPP will not be treated as having terminated employment for purposes of participating in the Amended 2019 ESPP or an offering; however, if a participant transfers from an offering under the 423 Component to an offering under the Non-423 Component, the exercise of the participant’s purchase right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a participant transfers from an offering under the Non-423 Component to an offering under the 423 Component, the exercise of the purchase right will remain non-qualified under the Non-423 Component. The Plan Administrator may establish different and additional rules governing transfers between separate offerings within the 423 Component and between offerings under the 423 Component and offerings under the Non-423 Component.

Restrictions on Transfer

Rights granted under the Amended 2019 ESPP are not transferable except by will, by the laws of descent and distribution, or if permitted by us, by a beneficiary designation. During a participant’s lifetime, such rights may only be exercised by the participant.

Changes in Capitalization

In the event of certain changes in our capitalization, the Plan Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2019 ESPP; (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding offerings and purchase rights; (iii) the class(es) and number of securities that are the subject of any purchase limits under each ongoing offering; and (iv) the class(es) and number of securities by which the share reserve is to increase automatically each year.

Effect of Certain Corporate Transactions

In the event of a corporate transaction (as defined in the Amended 2019 ESPP and described below), (i) any surviving or acquiring corporation (or its parent company) may assume or continue outstanding purchase rights granted under the Amended 2019 ESPP or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the corporate transaction) for such outstanding purchase rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such purchase rights or does not substitute similar rights for such purchase rights, then the participants’ accumulated contributions will be used to purchase shares of our common stock within ten business days prior to the corporate transaction under such outstanding purchase rights, and such purchase rights will terminate immediately after such purchase.

For purposes of the Amended 2019 ESPP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of more than 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of such transaction.

Duration, Amendment, Suspension and Termination

The Plan Administrator may amend, suspend or terminate the Amended 2019 ESPP at any time. However, except in regard to certain capitalization adjustments, any such amendment must be approved by our stockholders if such approval is required by applicable law or listing requirements.

Any outstanding purchase rights granted before an amendment, suspension or termination of the Amended 2019 ESPP will not be materially impaired by any such amendment, suspension or termination, except (i) with the consent of the employee to whom such purchase rights were granted, (ii) as necessary to comply with applicable laws, listing requirements or governmental regulations (including Section 423 of the Code), or (iii) as necessary to obtain or maintain favorable tax, listing or regulatory treatment. To be clear, the Plan Administrator may amend outstanding purchase rights without a participant’s consent if such amendment is necessary to ensure that the purchase right and/or the Amended 2019 ESPP complies with the requirements of Section 423 of the Code with respect to the 423 Component or with respect to other applicable laws.

Notwithstanding anything in the Amended 2019 ESPP or any offering to the contrary, the Plan Administrator will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit contributions in excess of the amount designated by a participant in order to adjust for mistakes in the processing of properly completed contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with amounts withheld from the participant’s contributions; (iv) amend such purchase rights or clarify any ambiguities regarding the terms of any offering to enable such purchase rights to qualify under and/or comply with Section 423 of the Code with respect to the 423 Component of the Amended 2019 ESPP; and (v) establish other limitations or procedures as the Plan Administrator determines in its sole discretion advisable that are consistent with the Amended 2019 ESPP. Any such actions by the Plan Administrator pursuant to this paragraph will not be considered to alter or impair any purchase rights granted under an offering as they are part of the initial terms of each offering and the purchase rights granted under each offering.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended 2019 ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of common stock acquired under the Amended 2019 ESPP. The Amended 2019 ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

423 Component

Rights granted under the 423 Component of the Amended 2019 ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were actually received. Otherwise, under the 423 Component, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until a sale or other disposition of the acquired shares. The taxation upon such sale or disposition will depend upon the holding period of the acquired shares.

Under the 423 Component, if the shares are sold or otherwise disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price; or (ii) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.

Under the 423 Component, if the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or disposition. The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the 423 Component. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above.

Non-423 Component

Under the Non-423 Component, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such purchase. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held. Under the Non-423 Component, we are generally entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by a participant as a result of such purchase.

PLAN BENEFITS UNDER 2019 ESPP

As we have not completed any offerings under the 2019 ESPP, no shares have been purchased under the 2019 ESPP.

NEW PLAN BENEFITS UNDER AMENDED 2019 ESPP

Participation in the Amended 2019 ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the Amended 2019 ESPP. In addition, we have not approved any grants of purchase rights that are conditioned on stockholder approval of this Proposal 3. Accordingly, we cannot determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Amended 2019 ESPP. Our non-employee directors are not eligible to participate in the 2019 ESPP and will not be eligible to participate in the Amended 2019 ESPP.

VOTE REQUIRED

The affirmative vote of a majority of the voting power of the votes cast by the holders of all the shares present or represented by proxy at the Annual Meeting will be required to approve the Amended and Restated 2019 Employee Stock Purchase Plan.

OUR RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited the financial statements of Tempest since 2021 and, prior to the completion of the Merger, was the independent registered public accounting firm for Millendo since 2016. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Tempest and our stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company, including fees incurred by Millendo prior to the completion of the Merger, for the fiscal years ended December 31, 2021 and December 31, 2020 by Ernst & Young, the Company’s principal accountant.

	Fiscal Year Ended
	2021	2020
	(in thousands)
Audit Fees(1)	$1,059,000	$509,250
Audit-related Fees	—	—
Tax Fees(2)	91,500	134,593
All Other Fees	—	—

Total Fees	$1,150,500	$643,843

(1)	Audit fees relate to the audit of our annual financial statements, review of interim financial statements and assistance with registration statements filed with the SEC.
(2)	Tax fees represent services related to tax compliance and tax advisory services.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a pre-approval policy under which the Audit Committee approves in advance all audit and permissible non-audit services to be performed by the independent accountants (subject to a de minimis exception). These services may include audit services, audit-related services, tax services, and other non-audit services. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with its pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by our independent auditor. If there are any additional services to be provided, a request for pre-approval must be submitted to the Audit Committee for its consideration under the policy. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. Finally, in accordance with the pre-approval policy, the Audit Committee has delegated pre-approval authority to the chair of the audit committee. The chair must report any pre-approval decisions to the Audit Committee at its next meeting. The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young is compatible with maintaining the principal accountant’s independence.

VOTE REQUIRED

The affirmative vote of a majority of the voting power of the votes cast by the holders of all the shares present or represented by proxy at the Annual Meeting will be required to ratify the selection of Ernst & Young.

OUR RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2022, the most recent practicable date for computing beneficial ownership, by:

•	each of our named executive officers;

•	each of our directors and director nominees;

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock; and

•	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Applicable percentage ownership is based on 7,173,094 shares of our common stock issued and outstanding as of March 31, 2022. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options and warrants held by such persons that are currently exercisable or convertible or will be exercisable or convertible within 60 days of March 31, 2022. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total
Stockholders Owning Greater than 5%:
Entities affiliated with F-Prime Capital Partners(2).	647,898	9.03%
LYFE Capital Fund III (Phoenix), L.P.(3)	489,629	6.83%
Quan Venture Fund I, LP(4)	579,710	8.08%
Entities affiliated with Rock Springs Capital(5)	823,654	11.48%
Entities affiliated with Versant Venture Capital(6)	2,176,411	30.34%
Directors and Named Executive Officers:
Stephen Brady(7)	137,989	1.89%
Thomas Dubensky(8)	189,625	2.62%
Samuel Whiting(9)	32,271	*
Michael Raab(10)	20,827	*
Geoff Nichol	—	—
Christine Pellizzari	—	—
Ronit Simantov	—	—
Thomas Woiwode	—	—
All executive officers and directors as a group (9 persons)	382,337	5.14%

*	Less than one percent.
(1)	The address for each director and executive officer is c/o Tempest Therapeutics, Inc., 7000 Shoreline Court, Suite 275, South San Francisco, CA 94080.

(2)

Represents 14,768,145 shares of common stock held by F-Prime Capital Partners Healthcare Fund V LP. F-Prime Capital Partners Healthcare Advisors Fund V LP is the general partner of F-Prime Capital Partners Healthcare Fund V LP. F-Prime Capital Partners Healthcare Advisors Fund V LP is solely managed by Impresa Management LLC, the managing member of its general partner and its investment manager. Impresa Management LLC is owned, directly or indirectly, by various stockholders and employees of FMR LLC. Each the entities listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein, if any. The address of these entities is 245 Summer Street, Boston, Massachusetts 02210.

(3)

Represents 12,500,000 shares of common stock held by LYFE Capital Fund III (Phoenix), L.P. LYFE Capital Management (Phoenix) LLC is the general partner of LYFE Capital Fund III (Phoenix), L.P. Mr. Yao Li Ho is the sole member of LYFE Capital Management (Phoenix) LLC and has the voting and investment power with respect to all of the shares held by LYFE Capital Fund III (Phoenix), L.P. The address of the foregoing entities is 1209 Orange Street, Wilmington, DE 19801, USA.

(4)

Represents 14,768,145 shares of common stock held by Quan Venture Fund I, L.P. The general partner of Quan Venture Fund I, L.P. is Quan Venture Partners I, L.L.C. Dr. Xu, a former member of Tempest’s board of directors, is a manager of Quan Venture Partners I, L.L.C. and shares the ultimate power to vote or dispose of the shares held by Quan Venture Fund I, L.P. Dr. Xu disclaims beneficial ownership of the shares held by Quan Capital, except to the extent of her pecuniary interest, if any. The address of Dr. Xu and Quan Venture Fund I, L.P. is c/o Maples Corporate Services Ltd., PO Box 309, Ugland House Grand Cayman, Cayman Islands KY1-1104.

(5)

The indicated ownership is based solely on a Schedule 13G filed with the SEC by the reporting person on January 3, 2022. Represents 823,654 shares, as reported on Schedule 13G filed with the SEC on January 3, 2022 on behalf of Rock Springs Capital Management LP, Rock Springs Capital LLC and Rock Springs Capital Master Fund LP (collectively, the “Rock Springs Reporting Persons”) pursuant to a joint filing agreement. The Rock Springs Reporting Persons may be deemed to have shared voting and dispositive power with respect to the shares held by them, and may be deemed beneficial owners of such shares The principal business address of the Rock Springs Reporting Persons is 650 South Exeter, Suite 1070, Baltimore, MD 21202.

(6)

The indicated ownership is based solely on a Schedule 13G filed with the SEC by the reporting person on February 11, 2022. Represents (i) 997,940 shares of common stock held by Versant Venture Capital VI, L.P., (ii) 1,171,094 shares of common stock held by Versant Venture Capital IV, L.P., and (iii) 7,377 shares of common stock held by Versant Side Fund IV, L.P, as reported on Schedule 13G filed with the SEC on February 11, 2022. Excludes 2,118,644 shares of our common stock purchased on April 26, 2022 in a private placement transaction. Versant Ventures IV, LLC, is the general partner of each of Versant Venture Capital IV, L.P. and Versant Side Fund IV, L.P. Dr. Woiwode, a member of Tempest’s board of directors, Kirk Nielsen, Bradley Bolzon, Robin Praeger, William Link, Samuel Colella, Rebecca Robertson, Brian Atwood, Ross Jaffe and Charles Warden, the managing members of Versant Ventures IV, LLC, may be deemed to possess voting and dispositive control over the shares held by Versant Venture Capital IV, L.P. and Versant Side Fund IV, L.P., and may be deemed to have indirect beneficial ownership of the shares held by such entities but disclaims beneficial ownership of such securities, except to the extent of their respective pecuniary interest therein, if any. Versant Ventures VI GP, L.P. is the general partner of Versant Venture Capital VI, L.P. and Versant Ventures VI GP-GP, LLC is the general partner of Versant Ventures VI GP, L.P. and has voting and dispositive control over the shares held by Versant Venture Capital VI, L.P. Dr. Woiwode, Bradley Bolzon, Jerel Davis, Kirk Nielsen, Clare Ozawa and Robin Praeger, the managing directors of Versant Ventures VI GP-GP, LLC, may be deemed to possess voting and dispositive control over the shares held by Versant Venture Capital VI, L.P. and may be deemed to have indirect beneficial ownership of the shares held by such entity but disclaims beneficial ownership of such securities, except to the extent of their respective pecuniary interest therein, if any. The address of Dr. Woiwode and each of these persons and entities is One Sansome, Suite 3630, San Francisco, CA 94104.

(7)	Represents 137,989 shares of common stock subject to options that are exercisable within 60 days of March 31, 2022.
(8)	Represents (i) 113,343 shares of common stock and (ii) 76,282 shares of common stock subject to options that are exercisable within 60 days of March 31, 2022.

(9)	Represents (i) 1,901 shares of common stock and (ii) 30,370 shares of common stock subject to options that are exercisable within 60 days of March 31, 2022.
(10)	Represents 20,827 shares of common stock subject to options that are exercisable within 60 days of March 31, 2022.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports filed on the SEC’s EDGAR system and written representations that no other reports were required, during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that a Form 3 was filed late by Dr. Whiting due to a delay in receipt of his EDGAR codes.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of the date of this proxy statement.

Name	Age	Position
Stephen Brady	52	Chief Executive Officer and Director
Thomas Dubensky	64	President and Director
Samuel Whiting, M.D., Ph.D.	56	Chief Medical Officer
Nicholas Maestas	42	Vice President, Strategy and Finance

Biographical information for Mr. Brady and Dr. Dubensky are included above with the director biographies under the caption “Information Regarding Director Nominees and Continuing Directors.”

SAMUEL WHITING, M.D., PH.D.

Dr. Whiting has served as our Executive Vice President and Chief Medical Officer since November 2020. Prior to joining us, Dr. Whiting served as Senior Vice President of Clinical Development at Calithera Biosciences, a clinical-stage biotech company focused on developing treatments for cancer and other life-threatening diseases. Before Calithera, Dr. Whiting served as Vice President of Research and Clinical Development at Gradalis and worked in development of small molecule targeted and immuno-oncology agents at VentiRx Pharmaceuticals and Oncothyreon. Prior to joining industry, Dr. Whiting served as Assistant Professor of Medical Oncology at the University of Washington, Assistant Member of Clinical Research at the Fred Hutchinson Cancer Research Center, and Clinical Head of Gastrointestinal Oncology at the Seattle Cancer Care Alliance. Dr. Whiting completed fellowship training in medical oncology at the Fred Hutchinson Cancer Research Center. His training in internal medicine was through the ABIM Research Pathway at the University of Washington. Dr. Whiting received his B.S. with Honors in Chemistry from Lewis and Clark College and his M.D. and Ph.D. in the Medical Scientist Training Program at the University of Washington.

Mr. Maestas has served as our Vice President, Strategy and Finance since July 2021. Prior to joining us, Mr. Maestas served as the head of FP&A and strategic finance at Alector, a biopharmaceutical company that develops therapies for the treatment of neurodegeneration diseases, from July 2019 to July 2021. Prior to joining Alector, from November 2014 to July 2019, Mr. Maestas served in a variety of roles at Immune Design, an oncology immunotherapy company that was acquired by Merck & Co in 2019, including as Senior Director, Corporate Development & Operations from January to July 2019 and Director, Corporate Development & Operations from January 2017 to December 2018. Mr. Maestas received a B.A. in Molecular and Cell Biology from the University of California at Berkeley and an M.B.A from The Wharton School, University of Pennsylvania.

EXECUTIVE AND DIRECTOR COMPENSATION

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by all individuals who served as the Company’s Chief Executive Officer and the Company’s two other most highly compensated executive officers (the “Named Executive Officers”) during the fiscal years indicated.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Stephen Brady	2021	475,283		—		49,325	190,113	—		714,721
Chief Executive Officer
Thomas Dubensky	2021	475,283		—		562,094	190,113	272,677	(5)	1,500,167
President
Samuel Whiting	2021	400,000		—		296,737	140,000	—		836,737
Chief Medical Officer
Julia C. Owens(3)	2021	120,415	(6)	—		35,203	—	1,184,175	(7)	1,339,793
Former Chief Executive Officer	2020	526,300		—		1,483,928	263,150	8,550		2,281,928
Louis Arcudi III(4)	2021	211,694		880,000	(8)	541,266	—	—		1,632,960
Former Chief Executive Officer	2020	378,400		—		437,930	151,360	8,550		976,240

(1)

Amounts reflect the aggregate grant date fair value of the option awards granted to our named executive officers during the relevant fiscal years under our equity incentive plans, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The assumptions used in calculating the grant date fair value of the restricted stock units are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. These amounts do not reflect the actual economic value that may be realized by our named executive officers.

(2)	The amounts represent the cash bonuses paid to each named executive officer in 2022 for performance in fiscal year 2021.
(3)	Dr. Owens resigned as the Chief Executive Officer and President of Millendo on January 31, 2021. Dr. Owens remained on the Board as Executive Chair until the completion of the Merger.
(4)

Mr. Arcudi was appointed as the Chief Executive Officer and President of Millendo and as a member of the Board as of February 1, 2021. Upon completion of the Merger, Mr. Arcudi resigned from these positions.

(5)	Amount represents the value of a promissory note between us and Mr. Dubensky, which was forgiven in full in connection with and contingent on the completion of the Merger.
(6)

Amounts reflect an aggregate of $43,858 received by Dr. Owens for her services as our Chief Executive Officer and an aggregate of $76,557 received pursuant to our non-employee director compensation policy.

(7)	Amounts represents the cash severance benefits paid to Dr. Owens in connection with her resignation from Millendo.
(8)	Amount represents transaction and retention bonuses paid to Mr. Arcudi in connection with the Merger.

Outstanding Equity Awards at Fiscal Year End

The following table shows for the fiscal year ended December 31, 2021, certain information regarding outstanding equity awards for the Named Executive Officers.

	Option Awards
Name	Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)
Stephen Brady	4/29/2021	6/25/2021	(1)	7,978	55,850	26.40
	3/10/2021	3/5/2021	(1)	1,509	6,541	10.25
	3/30/2020	2/20/2020	(1)	32,200	38,056	5.90
	9/16/2019	9/9/2019	(2)	62,118	48,314	4.97
Thomas Dubensky	4/29/2021	6/25/2021	(1)	4,025	28,175	26.40
	3/10/2021	3/5/2021	(1)	1,509	6,541	10.25
	3/30/2020	2/20/2020	(1)	21,077	24,911	5.90
	10/3/2018	9/9/2019	(3)	36,263	—	4.97
Samuel Whiting	4/29/2021	6/25/2021	(1)	2,174	15,221	26.40
	3/10/2021	3/5/2021	(1)	402	2,617	10.25
	11/16/2020	11/16/2020	(4)	16,776	45,169	5.90
Julia C. Owens	3/17/2021	2/1/2021	(3)	1,600	—	34.35
	5/25/2020	12/31/2019	(3)	18,800	—	30.00
Louis Arcudi III	2/26/2021	2/1/2021	(3)	26,665	—	30.90
	5/25/2020	12/31/2019	(3)	5,333	—	30.00

(1)

Shares of common stock underlying the options vest in a series of 48 equal monthly installments measured from the vesting commencement date, subject to the executive’s continued service. Notwithstanding the foregoing, if, within three months prior to or 12 months following a change in control, the Company terminates the executive’s employment without cause or the executive resigns for certain good reasons, then the vesting of all of the shares of common stock subject to the option will be immediately accelerated such that all shares of common stock subject to the option will be deemed fully vested and exercisable as of the executive’s last day of employment, provided that the executive satisfies certain severance conditions.

(2)

One-fourth of the shares of common stock underlying this option vested on the one-year anniversary of the Vesting Commencement Date, and the remaining shares vest in a series of 36 equal monthly installments thereafter, subject to the executive’s continued service. Notwithstanding the foregoing, 100% of the unvested shares subject to this option vest immediately on the earliest of (i) the date that is 12 months following a change in control of the Company, (ii) the date the Company terminates the executive’s status as a service provider upon or following the closing of the change in control for any reason other than cause or the executive’s death or disability, in each case within the period beginning three months before and ending 12 months after the closing of the change in control, and (iii) the date the executive terminates his status as a service provider for certain good reasons within the period beginning three months before and ending 12 months after the closing of the change in control (“Brady Double-Trigger”). If the successor corporation in a change in control does not assume the Brady Double-Trigger obligation, 100% of the unvested shares of common stock subject to this option will vest immediately prior to such change in control.

(3)	Shares of common stock underlying the option vested upon completion of the Merger.
(4)

One-fourth of the shares of common stock underlying this option vested on the one-year anniversary of the Vesting Commencement Date, and the remaining shares vest in a series of 36 equal monthly installments thereafter, subject to the executive’s continued service. Notwithstanding the foregoing, if within three months prior to or 12 months following a change in control we terminate the executive’s employment without cause or the executive resigns for certain good reasons, then the vesting of all of the shares of common stock subject to this option will be immediately accelerated such that all shares will be deemed fully vested and exercisable as of the executive’s last day of employment, provided that the executive satisfies certain conditions.

In addition, the stock options granted to our executive officers are subject to acceleration in the event of our change in control, as described below under “Employment Arrangements—Change in Control and Severance Arrangements.”

Employment Arrangements

Employment Arrangements

Each of our Named Executive Officers’ employment is “at will” and may be terminated at any time. Below is a description of our employment arrangements with each of our Named Executive Officers.

Stephen Brady

Mr. Brady entered into an employment agreement dated January 12, 2022, that superseded, amended and restated his offer letter agreement with us, dated September 2, 2019 (the “Brady Agreement”). Under the terms of the Brady Agreement, Mr. Brady is entitled to an annual base salary of $530,000 and to an annual bonus equal to 50% of his base salary, as determined by the Board in its sole discretion.

Thomas Dubensky

Dr. Dubensky entered into an employment agreement dated January 12, 2022, that superseded, amended and restated his amended and restated offer letter agreement with us dated October 31, 2020 (the “Dubensky Agreement”). Under the terms of the Dubensky Agreement, Dr. Dubensky is entitled to an annual base salary of $489,541 and is eligible for an annual bonus equal to 50% of his base salary, as determined by the Board in its sole discretion.

Sam Whiting

Dr. Whiting entered into an employment agreement dated January 12, 2022, that superseded, amended and restated his amended and restated offer letter agreement with us dated October 7, 2020 (the “Whiting Agreement”). Under the terms of the Whiting Agreement, Dr. Whiting is entitled to an annual base salary of $437,000 and is eligible for an annual bonus equal to 40% of his base salary, as determined by the Board in its sole discretion.

Change in Control and Severance Arrangements

Pursuant to the Brady Agreement, the Dubensky Agreement and the Whiting Agreement, if the executive’s employment is terminated by us without Cause or if the executive he resigns for Good Reason each as defined below), the executive is entitled to receive (i) bi-weekly payments equal to the sum of 12 months of base salary (9 months for Dr. Whiting) plus a prorated portion of the executive’s target annual bonus for the calendar year in which termination occurs and (ii) if the executive elects to continue health insurance coverage under COBRA, the payment of the monthly premium under COBRA until the earlier of 12 months (9 months for Dr. Whiting) following termination date or the date on which the executive commences full-time employment or employment that provides eligibility for healthcare benefits substantially comparable to those provided by us.

Moreover, if the executive’s employment is terminated by us without Cause or the executive resigns for Good Reason within three months prior to or 12 months following a Change in Control (as defined below), then in lieu of the severance benefits described above the executive will be entitled to receive (x) a lump-sum amount equal to the sum of 18 months (12 months for Dr. Whiting) of base salary plus 100% of the executive’s annual target bonus (150% for Mr. Brady) and (y) payment of COBRA premiums as described above for up to 18 months (12 months for Dr. Whiting).

Our executives’ receipt of any severance benefits is subject to the execution and non-revocation of a separation agreement containing, among other things a general release of claims in favor of us and our related persons and entities, confidentiality, return of property and non-solicitation and non-disparagement covenants.

Further, if we are subject to a Change in Control prior to the termination of the executive’s service, then 100% of any unvested shares subject to any stock options then held by the executive shall vest and become exercisable in full.

For purposes of the executive’s agreements, each of the following terms has the meaning ascribed to such term in the applicable employment agreement but are summarized below:

•

“Cause” means conduct involving one or more of the following by the executive: (i) certain failures or refusals to perform the duties required by the executive in the executive’s position with Company, which such failure continues for (or is not permanently cured within), a period of 30 days after written notice is given to him by the Company (except in the case of physical or mental illness); (ii) gross negligence, willful misconduct or similar contact in connection with the performance of the executive’s duties; (iii) conviction of a felony, or a misdemeanor involving moral turpitude or fraud; (iv) commission of an act of embezzlement or fraud; or (v) material breach of any agreement with us. A termination of employment by reason of Disability shall not be treated as an involuntary termination without Cause.

•	“Change in Control” has the meaning ascribed to such term in our 2017 Plan.

•

“Disability” means the inability to materially engage in duties and responsibilities by reason of any medically determinable physical or mental impairment for a period of not less than 120 consecutive days or not less than 180 days during any one-year period.

•

“Good Reason” means, without the executive’s express written consent: (i) any reduction in annual base salary other than a reduction that is proportional to general reductions affecting other senior executive officers generally; (ii) (1) with respect to Mr. Brady, a material diminution in responsibilities, authority or duties and (2) with respect to Drs. Dubensky and Whiting, a material diminution in title or scope of responsibilities (but excluding removal from our Board); and (iii) with respect only to Mr. Brady: (w) a material change in the geographic location at which he provides services to us; (x) a material breach of the Brady Agreement by us; (y) appointing an officer of the Company whose responsibilities, function, title, reports and reporting would indicate that he is subordinate to such officer; or (z) no longer serving as an officer with a similar title or responsibilities at the “top level” corporate entity following our Change in Control.

Julia C. Owens

Dr. Owens served in an advisory role as Executive Chair of the Millendo board of directors, effective February 1, 2021, pursuant to an Executive Chair Offer Letter entered into between Millendo and Dr. Owens on January 27, 2021 (the “EC Agreement”). Pursuant to the EC Agreement, Dr. Owens will be paid a stipend of $10,000 per month on a quarterly basis, in addition to any cash and equity compensation provided to non-employee members of the Board pursuant to our non-employee director compensation policy, and all of Dr. Owens outstanding options to purchase common stock continued to vest pursuant to their vesting schedule.

In connection with Mr. Arcudi’s appointment as Chief Executive Officer, Dr. Owens stepped down from her role as Chief Executive Officer, President and Principal Executive Officer, effective January 31, 2021, pursuant to a Separation Agreement entered into between Millendo and Dr. Owens on January 27, 2021 (the “Owens Separation Agreement”). Pursuant to the Owens Separation Agreement, Dr. Owens received the following severance benefits: (a) a lump sum payment in the amount of $789,450 less applicable deductions and withholdings and (b) a lump sum payment of Dr. Owens’s annual bonus for 2021 in the amount of $394,725, less applicable deductions and withholdings and is receiving and will receive continuation of COBRA health insurance premiums for an 18 month period that is funded by Millendo. The Owens Separation Agreement contains release covenants that are binding upon Dr. Owens.

Louis J. Arcudi, III

In connection with his appointment to Chief Executive Officer and President in January 2021, Millendo entered into an amended and restated employment agreement (the “Arcudi Employment Agreement”) under which Mr. Arcudi’s annual base salary was $447,600 and he was eligible to receive an annual performance bonus, targeted at 40% of his annual base salary. In addition, Mr. Arcudi earned retention bonuses of $630,000 in the aggregate paid in two equal installments on (1) June 30, 2021 and (2) the closing of the Merger, contingent on his execution of release agreements in favor of the Company. Mr. Arcudi also received a transaction bonus of $250,000 in connection with Millendo’s Change in Control.

Health and Welfare Benefits; Perquisites

Our Named Executive Officers are eligible to participate in our employee benefit plans, including medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other full-time employees. Part-time employees are not eligible to participate in our employee benefit plans. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances, and we did not provide any perquisites or personal benefits to our Named Executive Officers in 2021.

401(k) Plan

We participate in a multiple employer tax-qualified 401(k) savings plan which allows participants to defer eligible compensation up to the maximum amount allowed under Internal Revenue Service guidelines. We do not make any discretionary or employer matching contributions under the plan.

DIRECTOR COMPENSATION

Tempest Non-Employee Director Compensation Policy

Cash and Equity Compensation

We maintain a non-employee director compensation plan, pursuant to which each non-employee director receives an annual base retainer of $40,000 with the non-executive Board Chair receiving an additional annual base retainer of $30,000. In addition, our non-employee directors receive the following cash compensation for committee services, as applicable:

•	each chairperson of our Audit, Compensation and Nominating and Corporate Governance committees receives an additional annual retainer of $15,000, $10,000 and $8,000, respectively; and

•	each other member of our Audit, Compensation and Nominating and Corporate Governance committees receives an additional annual retainer of $7,500, $5,000 and $4,000, respectively.

These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on the Board or the applicable committee. We also reimburse each of our directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.

In addition, each non-employee director elected to the Board will receive an initial option to purchase 6,635 shares of our common stock, which beginning with any director appointed following the Annual Meeting, this amount shall be rounded up to the nearest 500 shares. The shares subject to each such stock option will vest over a three-year period, subject to the director’s continued service as a director, with one-third of the award vesting on the first anniversary of the grant date and the remainder of the award vesting in equal monthly installments thereafter. Further, on the date of each annual meeting of stockholders, each non-employee director that continues to serve as a non-employee member on our Board will receive an option to purchase 3,500 shares of our common stock. The shares subject to each such stock option will vest on the earlier to occur of the first anniversary of the grant date and the date of the first annual meeting of stockholders following the grant date, subject to the director’s continued service as a director. The exercise price of these options will equal the fair market value of our common stock on the date of grant. Vested stock options will be exercisable during any period of service to the Company and for one-year thereafter; provided, that no stock option shall be exercisable more than ten years after the date of the stock option grant.

This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

In 2021, each of our directors received a stock option award to purchase up to 6,635 shares of common stock, which vests monthly over a four-year period with a one-year cliff. All directors are entitled to reimbursement of ordinary expenses incurred in connection with attendance at meetings of our Board.

Millendo Non-Employee Director Compensation Policy

Prior to the completion of the merger, each non-employee director of Millendo received an annual board service retainer of $40,000. The non-executive chairperson received an additional service retainer of $30,000. The chairperson of each of Millendo’s audit committee, compensation committee and nominating and corporate governance committee received additional annual committee chair service retainers of $15,000, $10,000 and $8,000, respectively. Other members of Millendo’s audit committee, compensation committee and nominating and corporate governance committee received additional annual cash retainers of $7,500, $5,000 and $4,000, respectively, for each such committee of which they are a member. The annual cash compensation amounts set forth above were payable in equal quarterly installments, payable in arrears following the end of each calendar quarter in which the board service occurs, prorated for any partial months of service. Millendo also reimbursed all reasonable out-of-pocket travel expenses incurred by non-employee directors in attending meetings of Millendo’s board of directors or any committee thereof.

In addition to cash compensation, each non-employee director of Millendo was eligible to receive options to purchase Millendo common stock. Upon each non-employee director’s initial appointment to Millendo’s board of directors, he or she would be granted an option to purchase 24,000 shares of Millendo common stock, with a per-share exercise price equal to 100% of the fair market value of a share of Millendo common stock on the grant date. This initial stock option award vested over three years, with one-third of the award vesting on the first anniversary of the grant date and the remainder of the award vesting in equal monthly installments thereafter, subject to the non-employee director’s continuous service through each vesting date. On the date of each annual meeting, each continuing non-employee director was granted an option to purchase 12,000 shares of Millendo’s common stock, with a per-share exercise price equal to 100% of the fair market value of a share of Millendo common stock on the grant date. This annual stock option award fully vests on the earlier to occur of the first anniversary of the grant date and the date of the first annual meeting following the grant date, subject to the non-employee director’s continuous service through such vesting date.

Non-Employee Director Compensation Table

The following table sets forth information for the year ended December 31, 2021 regarding the compensation awarded to or earned by our non-employee directors. Mr. Brady and Dr. Dubensky are not included in the table below, as they were employees and received no additional compensation for their service as directors. As a named executive officer, the compensation received by Mr. Brady and Dr. Dubensky is shown above in “—Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(5)	Total ($)
Geoff Nichol	24,000	44,130	68,130
Christine Pellizzari	27,500	44,130	71,630
Michael Raab	44,175	89,722	133,897
Ronit Simantov	17,742	54,083	71,825
Thomas Woiwode	29,967	44,130	74,097
Stella Xu(2)	17,742	44,130	61,872
Carol G. Gallagher (3)(4)	50,036	—	50,036
John Howe, III(4)	38,654	—	38,654
Carole L. Nuechterlein(4)	33,284	—	33,284
James M. Hindman(4)	40,495	—	40,495
Habib J. Dable(4)	15,000	—	15,000
Mary Lynne Hedley(4)	16,000	—	16,000

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2021 computed in accordance with ASC 718. These amounts do not reflect the actual economic value that will be realized by the director.

(2)	Dr. Xu resigned from the Board effective January 5, 2022.
(3)	Cash compensation for Dr. Gallagher’s service on Millendo’s board of directors and compensation committee is paid to NEA Management Company, LLC.
(4)	Resigned from our Board in connection with the completion of the Merger.
(5)	The following table provides information regarding the aggregate number of equity awards granted to our non-employee directors that were outstanding as of December 31, 2021:

Name	Option Awards Outstanding at Year-End
Geoff Nichol	6,635
Christine Pellizzari	6,635
Michael Raab	37,909
Ronit Simantov	6,635
Thomas Woiwode	6,635
Stella Xu	6,635
Carol G. Gallagher (4)	—
John Howe, III(4)	650
Carole L. Nuechterlein(4)	400
James M. Hindman(4)	1,415
Habib J. Dable(4)	—
Mary Lynne Hedley(4)	—

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds or will exceed $120,000 or, during such time as we qualify as a “smaller reporting company,” the lesser of (1) $120,000 or (2) 1% of the average of our total assets for the last two completed fiscal years. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or a holder of more than 5% of our capital stock, including any of their immediate family members, and any entity owned or controlled by such persons.

CERTAIN RELATED PERSON TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, which are described in the section titled “Executive and Director Compensation,” the following is a description of our related person transactions since January 1, 2020 to which we were a party or will be a party.

Funding Agreements

Immediately prior to the delivery of the Merger Agreement, Legacy Tempest entered into funding agreements with certain investors, pursuant to which the investors agreed to purchase an aggregate of 35,305,882 shares of Legacy Tempest’s common stock at a purchase price of $0.85 per share for an aggregate purchase price of approximately $30.0 million. The closing of the Legacy Tempest pre-closing financing contemplated by the funding agreements is conditioned upon the satisfaction or waiver of the conditions to the closing of the Merger as well as certain other conditions, as set forth in the funding agreements. The following table summarizes the shares of Legacy Tempest common stock that members of Legacy Tempest’s board of directors or their affiliates and holders of more than 5% of Legacy Tempest’s outstanding capital stock agreed to purchase under the funding agreements.

Name of Stockholder	Shares of Common Stock	Total Purchase Price ($)
Versant Venture Capital IV, L.P.	9,352,838	7,949,912
Versant Side Fund IV, L.P.	58,927	50,088
F-Prime Capital Partners Healthcare Fund V LP	5,352,941	4,550,000
Quan Venture Fund I, L.P.	3,235,294	2,750,000
LYFE Capital Fund III (Phoenix), L.P.	2,705,882	2,300,000
LAV Regulus Limited	1,764,706	1,500,000
ERVC Healthcare IV, L.P.	1,070,588	910,000

Series B-1 Convertible Preferred Stock Financing

In two closings in February 2019 and January 2020, Legacy Tempest sold an aggregate of 72,499,993 shares of our Series B-1 convertible preferred stock at a purchase price of $0.80 per share for an aggregate purchase price of approximately $58.0 million. Each share of Legacy Tempest Series B-1 convertible preferred stock converted automatically into one share of our common stock immediately prior to the completion of the Merger.

The following table summarizes the Series B-1 convertible preferred stock purchased by members of the Legacy Tempest board of directors or their affiliates and holders of more than 5% of Legacy Tempest’s outstanding capital stock. The terms of these purchases were the same for all purchasers of Legacy Tempest Series B-1 convertible preferred stock.

Name of Stockholder	Purchased Shares of Series B-1 Convertible Preferred Stock	Total Purchase Price ($)
Versant Venture Capital VI, L.P.	19,959,676	15,967,741
LYFE Capital Fund III (Phoenix), L.P.	12,500,000	10,000,000
F-Prime Capital Partners Healthcare Fund V LP	11,340,726	9,072,581
Quan Venture Fund I, L.P.	11,340,726	9,072,581
LAV Regulus Limited	6,804,434	5,443,547
ERVC Healthcare IV, L.P.	2,268,142	1,814,514

Promissory Note with Thomas Dubensky

Legacy Tempest was a party to a Full Recourse Promissory Note, dated as of November 29, 2017 (the “Dubensky Note”), with Thomas Dubensky, our President and former Chief Executive Officer. The Dubensky Note was issued in connection with a loan from Legacy Tempest to Dr. Dubensky in the amount of $259,341. The Dubensky Note bears interest at a rate of 2% per year. As of December 31, 2020, Dr. Dubensky owes Legacy Tempest $226,707 in principal and interest under the Dubensky Note. Upon completion of the Merger, Legacy Tempest forgave the Dubensky Note in full.

INDEMNIFICATION

We have entered into indemnification agreements with each of our current directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Furthermore, we have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Tempest Therapeutics stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Tempest Therapeutics. Direct your written request to Corporate Secretary, Tempest Therapeutics, Inc., at 7000 Shoreline Court, Suite 275, South San Francisco, CA 94080. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Pierre Lorenzo
Corporate Secretary

May 2, 2022

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2021 is available without charge upon written request to: Corporate Secretary, Tempest Therapeutics, Inc., 7000 Shoreline Court, Suite 275, South San Francisco, CA 94080.

APPENDIX A

TEMPEST THERAPEUTICS, INC. AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

AS AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: APRIL 22, 2022

APPROVED BY THE STOCKHOLDERS: JUNE     , 2022

1.	GENERAL.

(a) Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the Millendo Therapeutics, Inc. 2012 Stock Plan and the Ovascience, Inc. 2012 Stock Incentive Plan (each, as amended, the “Prior Plans”). From and after 12:01 a.m. Eastern Time on the Initial Effective Date, no additional stock awards will be granted under the Prior Plans. All Awards granted on or after 12:01 a.m. Eastern Time on the Effective Date will be granted under this Plan. All stock awards granted under the Prior Plans will remain subject to the terms of the Prior Plans. The Plan amends and restates the Millendo Therapeutics, Inc. 2019 Equity Incentive Plan in its entirety.

(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. The Plan, through the grant of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.	ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent, except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be construed as being to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(w)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f) No Repricing of Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR or (ii) cancel any outstanding Option or SAR that has an exercise or strike price (per share) greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 1,326,910 shares, which is the sum of (1) 194,658 shares (the “Initial Share Reserve”), which was approved by the Company’s stockholders on the Initial Effective Date and plus (2) an additional 1,132,252 shares that were approved by the Company’s stockholders at the 2022 Annual Meeting of Stockholders.

In addition, the Share Reserve will automatically increase on January 1st of each year, for a period commencing on January 1st of the year following the Effective Date and ending on (and including) January 1, 2029, in an amount equal to 4% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 5,000,000 shares of Common Stock.

(d) Limitation on Compensation to Non-Employee Directors. The aggregate value of all compensation granted or paid, as applicable, including Awards granted and cash fees paid by the Company during any one calendar year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year for service on the Board beginning with calendar year 2023, will not exceed $750,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes), or, with respect to the calendar year in which a Non-Employee Director is first appointed or elected to the Board, $1,000,000.

(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date that is 90 days following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic

Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past or future services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate

Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board (or Committee, as the case may be) may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee, in its sole discretion. The Board (or Committee, as the case may be) may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board (or Committee, as the case may be) may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion. The Board (or Committee, as the case may be) retains the discretion to adjust or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency, as necessary, such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act or other securities or applicable laws, the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the tax treatment or time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the

Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is domiciled or incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. The Company may, in its sole discretion, satisfy any Tax-Related Items withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award (provided that for tax purposes, the Participant will be deemed to have been issued the full number of shares subject to the Award, notwithstanding that a number of the shares is held back solely for the purpose of paying the Tax-Related Items); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement. The Company and/or its Affiliate may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in a Participant’s jurisdiction.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c) and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution. Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.

(c) Transaction. The following provisions shall apply to Stock Awards in the event of a Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extesnt that payment of consideration to the holders of Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

In the event of a Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Stock Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Transaction (contingent upon the effectiveness of the Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective time of the Transaction), and such Stock Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will lapse (contingent upon the effectiveness of the Transaction). With respect to the vesting of Performance Stock Awards that will accelerate upon the occurrence of a Transaction pursuant to this paragraph and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Stock Award Agreement or unless otherwise provided by the Board, the vesting of such Performance Stock Awards will accelerate at 100% of the target level upon the occurrence of the Transaction in which the Stock Awards are not assumed or continued or for which substitute awards are issued. With respect to the vesting of Stock Awards that will accelerate upon the occurrence of a Transaction pursuant to this paragraph and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Transaction or such later date as required by Section 409A of the Code.

In the event of a Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar awards for such outstanding Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Stock Awards will terminate if not exercised (if applicable) prior to the occurrence of the Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will not terminate and may continue to be exercised notwithstanding the Transaction.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant.

10.	PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the “Adoption Date”), or (ii) the Initial Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.	EXISTENCE OF THE PLAN; TIMING OF FIRST GRANT OR EXERCISE.

The Plan will come into existence on the Adoption Date; provided, however, that no Stock Award may be granted prior to the Effective Date. In addition, no Stock Award will be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award, no Stock Award will be granted) and no Performance Cash Award will be settled unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the date the Plan is adopted by the Board.

12.	CHOICE OF LAW.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means the termination of a Participant’s Continuous Service with the Company and its subsidiaries due to (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company and/or its subsidiaries; (iii) such Participant’s material violation of (A) any contract or agreement between the Participant and the Company and/or a subsidiary of the Company or (B) any statutory duty owed to the Company and/or its subsidiaries; (iv) such Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company and/or its subsidiaries; or (v) such Participant’s gross negligence or willful misconduct in the performance of the Participant’s duties. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause (within the meaning of the preceding clauses (i) through (v)) shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition;

(iv) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation; or

(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(i) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means the common stock of the Company, having one vote per share.

(l) “Company” means Tempest Therapeutics, Inc., a Delaware corporation, and successor to Millendo Therapeutics, Inc.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Dissolution” means when the Company, after having executed a certificate of dissolution with the State of Delaware (or other applicable state), has completely wound up its affairs. Conversion of the Company into a Limited Liability Company (or any other pass-through entity) will not be considered a “Dissolution” for purposes of the Plan.

(s) “Effective Date” means the date of the Company shareholders approve this Plan, which is the date of the annual meeting of shareholders of the Company held on June 17, 2022, provided this Plan is approved by the Company’s shareholders at such meeting.

(t) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u) “Entity” means a corporation, partnership, limited liability company or other entity.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(x) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z) “Initial Effective Date” means the date the Company shareholders approved this Plan, which is the date of the annual meeting of shareholders of the Company held on June 11, 2019.

(aa) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(bb) “Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(dd) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ee) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ff) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(gg) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(hh) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ii) “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(jj) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(kk) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(ll) “Performance Criteria” means the one or more criteria that the Board or Committee (as applicable) will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board or Committee: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) customer satisfaction; (xxv) stockholders’ equity; (xxvi) capital expenditures; (xxvii) debt levels; (xxviii) operating profit or net operating profit; (xxix) workforce diversity; (xxx) growth of net income or operating income; (xxxi) billings; (xxxii) pre-clinical development related compound goals; (xxxiii) financing; (xxxiv) regulatory milestones, including approval of a compound; (xxxv) stockholder liquidity; (xxvi) corporate governance and compliance; (xxxvii) product commercialization; (xxxviii) intellectual property; (xxxix) personnel matters; (xl) progress of internal research or clinical programs; (xli) progress of partnered programs; (xlii) partner satisfaction; (xliii) budget management; (xliv) clinical achievements; (xlv) completing phases of a clinical study (including the treatment phase); (xlvi) announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; (xlvii) timely completion of clinical trials; (xlviii) submission of INDs and NDAs and other regulatory achievements; (xlix) partner or collaborator achievements; (l) internal controls, including those related to the Sarbanes-Oxley Act of 2002; (li) research progress, including the development of programs; (lii) investor relations, analysts and communication; (liii) manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); (liv) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (lv) establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); (lvi) supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); (lvii) co-development, co-marketing, profit sharing, joint venture or other similar arrangements; (lviii) individual performance goals; (lix) corporate development and planning goals; and (lx) other measures of performance selected by the Board or Committee.

(mm) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board or Committee (as applicable) for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any items that are unusual in nature or occur infrequently as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board or Committee (as applicable) retains the discretion to adjust or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(nn) “Performance Period” means the period of time selected by the Board or Committee (as applicable) over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board or Committee.

(oo) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(pp) “Plan” means this Tempest Therapeutics, Inc. Amended and Restated 2019 Equity Incentive Plan.

(qq) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(rr) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ss) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(tt) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(uu) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(vv) “Securities Act” means the Securities Act of 1933, as amended.

(ww) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(xx) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(yy) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(zz) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(aaa) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(bbb) “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising out of or in relation to a Participant’s participation in the Plan and legally applicable or deemed applicable to the Participant.

(ccc) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(ddd) “Transaction” means a Corporate Transaction or a Change in Control.

APPENDIX I

2019 Equity Incentive Plan

Stock Options—Sub-Plan for French Residents

Options granted under this French Sub-plan (also referred to as the “SO French Sub-Plan”) to an employee who is a French resident taxpayer and/or subject to the French social security scheme in France shall comply with the terms of this SO French Sub-plan. The purpose of the SO French Sub-plan is to grant Options that qualify for favorable income tax and social security tax treatment under French law (the “French Options”).

As a matter of principle, any provision included in the Plan or any other document evidencing the terms and conditions of the Plan that would contravene any substantive principle set out in Articles L. 225-177 to L. 225-186 of the French Code de Commerce shall not be applicable to Participant who are residents of France and employed or providing services in France.

Article 1: Administration

Notwithstanding any other provision of the Plan, unless otherwise agreed by the Board, French Options will be exercisable under the vesting schedule set out in the Plan or in the Stock Option Agreement for employees subject to taxation under the laws of France.

Notwithstanding any other provision of the Plan, the Board is authorized to unilaterally accelerate, reduce, lift or cancel vesting of any option granted under this SO French Sub-Plan, as may be necessary or desirable to comply with the French applicable social or tax laws.

Notwithstanding any other provision of the Plan, the exercise price shall remain unchanged.

Where there is an increase or change in the Company’s share capital, and more generally where one of the events provided for under Article L.225-181 of the French Commercial Code occurs, an adjustment shall be made to the number and/or purchase price of Shares, in accordance with the provisions of Article R.225-137 of the French Commercial Code. Notification of said adjustment shall be made to the Participant. In addition the total number of options granted and remaining unexercised (outstanding options) will never cover a number of shares exceeding one-third of the share capital of the Company.

Article 2: Eligibility

French Options may be granted only to an employee who is a French resident taxpayer and/or subject to the French social security scheme in France.

For purposes of this SO French Sub-Plan, the Company is the granting Company or a Related Entity whose at least ten percent (10%) of the capital is held, directly or indirectly, by the granting Company.

French Options may not be granted under this SO French Sub-Plan to Participant owning, upon the date of grant, more than ten percent (10%) of the Company’s capital shares, except as permitted under Article L. 225-185 of the French Commercial Code.

Notwithstanding any other provision of the Plan, French Options may only be granted to individuals:

(a)	being considered as a French tax resident subject to taxation in France and having an employment contract either with the granting Company or one of its Related Entity upon the date of grant; and/or

(b)

to non-employed directors having a management function (the “président-directeur général,” the “directeur-général,” the “directeur général délégué,” the “members of the “directoire”) of a Related Entity, upon the date of grant.

French Options granting the right to subscribe securities which are not admitted to trading on a regulated market may be granted only to the employees of the company granting these options or to those of the companies mentioned in Article L. 225-180, 1° of the French Commercial Code.

Article 3: Limitations on Grant under the SO French Sub-Plan

If the shares of the Company are admitted to trading on a regulated market:

•	the exercise price may not be less than 80% of the average market price over the last twenty trading days preceding that day,

•	no option may be granted less than twenty trading sessions after the detachment of the shares of a coupon giving right to a dividend or a capital increase.

The Company shall not grant French Options during the closed periods required under Section L.225-177 of the French Commercial Code.

As a result, notwithstanding any other provision of the Plan, French Options cannot be granted:

(a)	during the ten (10) trading days preceding and following the date on which the consolidated accounts, or, if unavailable, the annual accounts, are made public;

(b)

during the period between the date on which the Company’s governing bodies (i.e., the Board of Directors) become aware of information which, if made public, could have a material impact on the price of the Shares, and the date ten (10) trading days after such information is made public.

Article 4: Restrictions on Transfer

This Agreement is personal to the Participant and is not transferable by the Participant in any manner other than by inheritance. The French Options may be exercised during the Participant’s lifetime only by the Participant.

In the event of death of the beneficiary during the exercise period of the French Options, the beneficiary’s heirs will have a period of six (6) months following the date of death, to exercise the option. Upon expiry of this period the option will be null and void.

Moreover, at the time of the grant of French Options, the Board shall, if any of the Participant is an officer or director of the Company, either decide that such officer or director cannot sell the shares of Common Stock received upon Vesting or exercise of the French Options before the end of his or her functions, or determine the number of shares of Common Stock received upon Vesting of such French Options that such officer or director shall keep up to the end of his or her functions.

The shares acquired upon exercise of the French Options shall also be subject to certain transfer restrictions and other limitations including, without limitation, the provisions contained in the present Plan.

Article 5: Other Compliance with French Tax and Social Security Law

French Options granted under the SO French Sub-plan must also comply with any other requirements set forth by the French tax and social security law as interpreted and supplemented by the French tax and social security guidelines in effect at the date of grant of such options.

Except as the Company and Participant agree in writing, the Company shall not modify the terms of a French Award agreement (or this SO French Sub-plan) in such a manner as to cause the recipient to no longer benefit from the favorable tax and social contribution regimes provided by articles 80 quaterdecies and 200 A of the French Tax Code (Code Général des Impôts) and article L.242-1 and L.242-14 of the French Social Security Code (Code de la Sécurité Sociale) in connection with the grant and settlement of Award and the disposition of the shares received upon the Vesting pursuant to the Stock Option agreement, this SO French Sub-plan, and the Plan.

Article 6: No Rights as a Shareholder

The holder of a French Option shall not have any rights as a shareholder of the Company unless and until shares are issued to the holder with respect to the option.

Article 7: Amendment or Termination of the Plan

Subject to the terms of the Plan, the Board reserves the right to amend or terminate this SO French Sub-Plan at any time, without any retroactive effect.

Article 8: Data Protection

The Company will satisfy any notification, application or prior authorization required under applicable laws in order to comply with French and European Union data protection legislation or regulations, including but not limited to the Generation Data Protection Regulation (EU) 2016/679.

APPENDIX II

2019 Equity Incentive Plan

Restricted Stock Units—Sub-Plan for French Residents

Restricted Stock Units granted under this French Sub-plan (also referred to as the “RSU French Sub-Plan”) to an employee who is a French resident taxpayer and/or subject to the French social security scheme in France shall comply with the terms of this RSU French Sub-plan. The purpose of the RSU French Sub-plan is to grant Restricted Stock Units that qualify for favorable income tax and social security tax treatment under French law.

As a matter of principle, any provision included in the Plan or any other document evidencing the terms and conditions of the Plan that would contravene any substantive principle set out in Articles L.225-197-1 to L.225-197-6 of the French Code de Commerce shall not be applicable to Participant who are residents of France and employed or providing services in France.

Provided that he or she complies with the provisions of the RSU French Sub-Plan, Participants will benefit from the favorable tax and social contribution regimes provided by articles 80 quaterdecies and 200 A of the French Tax Code (Code Général des Impôts) and article L.242-1 of the French Social Security Code (Code de la Sécurité Sociale) in connection with the grant and settlement of Restricted Stock Units and the disposition of the shares received upon Vesting of the Restricted Stock Units pursuant to the Plan.

Article 1: Definitions

The following terms shall have the following meanings for purposes of this RSU French Sub-plan:

“French Award or Award” means, individually or collectively, any Award granted under this RSU French Sub-Plan to Participant who are French resident taxpayers and/or subject to the French social security scheme in France.

“Disability” means a physical or mental condition corresponding to the classification in the second or third categories laid down in Article L. 341-4 of the French Social Security Code (Code de la Sécurité Sociale).

“Grant Date” means the date on which the Committee both (i) designates the Participant, and (ii) specifies the material terms and conditions of the Award including the number of Shares subject to each Award, the method for determining the exercise price of the Award (if any), the conditions for the vesting Award, the conditions for exercising the Award and any restrictions on the transfer or sale of the Shares subject to each Award.

“Vesting Period” means, with respect to any French Award, the vesting period described in Section 4 below.

“Holding Period” means, with respect to any French Award, the holding period described in Section 5 below

Article 2: Eligibility

(a)

Subject to Sections 2(b), 2(c) and 3 below, the following persons shall be eligible to receive Awards, provided that he or she also satisfies the eligibility conditions of the Plan: any Participant who, on the Grant Date and to the extent required under French law, is (1) employed under the terms and conditions of an employment contract (“contrat de travail”) with a French Entity or (2) while the Shares are traded on a regulated exchange market, a corporate officer having a management function in the French Entity, as specified under the French Commercial Code.

(b)

Awards may not be granted to corporate officers (as specified under the French Commercial Code) of a French Entity, other than the chairman of the board of directors (président du conseil d’administration), the chief executive officer (directeur général), the deputy chief executive officer (directeur général délégué), the members of the management board (membres du directoire) and the manager of a joint-stock company (gérant d’une société par actions), unless the officer is employed under the terms and conditions of an employment contract (“contrat de travail”) with a French Entity, as defined by French law.

(c)	A French Award under the RSU French Sub-plan may be granted only to a Participant who is a French resident taxpayer and/or subject to the French social security scheme in France.

Article 3: Limitations on Grant under the RSU French Sub-Plan

French Awards may not be granted to a Participant who holds more than 10% of the Company’s outstanding shares at the date of grant or a Participant who would hold more than 10% of the Company’s outstanding shares following the French Award grant.

Any share of Common Stock granted in violation of this rule shall not be deemed to have been granted. Settlement of French Awards shall only be in shares; there shall be no settlement of French Awards in cash.

The aggregate number of shares underlying the Awards will not exceed 10% of the Company’s share capital.

Article 4: Vesting Period

Except in the case of the death or Disability of the Participant, no portion of any French Award may Vest (whether such Vesting results from the achievement of one or more goals relating to the completion of service by the French Award holder and/or the achievement of performance or other objectives) until at least the first anniversary of the date of grant of such French Award.

The holder of a French Award shall be 100% Vested in such French Award in the event his or her Employment is terminated by reason of death or Disability, provided, however, that if the Vesting of such French Award is based, at least in part, on performance conditions, the acceleration, if any, of such performance-based Vesting upon such death of Disability shall be determined as set forth in the applicable award agreement. In the event of death or Disability, the remaining shares subject to the Award that have not been issued as of the date the Award holder’s service relationship with the Company (and its subsidiaries) so terminates will be issued to the holder or, in the case of death, his or her heirs upon their request as provided under applicable law. In such event (either death or Disability), the Company shall issue the shares within six months of such termination, and the Holding Period, if any, will not apply to such shares, but the blackout restrictions on sale described in Section 6 will continue to apply.

Article 5: Holding Period

With respect to each French Award, if the Vesting Period is shorter than two years, there shall be a one-year period following each Vesting date applicable to such French Award so that the cumulated Vesting Period and Holding Period will be at least equal to two years.

During the Holding Period the Participant issued such French Award may not sell or loan any shares issued upon the Vesting.

Article 6: Restrictions on Sale—Black Out Periods

Following the expiration of the Vesting and/or Holding Periods described Sections 4 and 5, shares of Common Stock issued may not be sold:

(a)	during the ten existing blackout periods established by the Company, which are hereby made applicable to all French Awards;

(b)	during the ten stock exchange trading days preceding and following the date on which the Company’s consolidated accounts are made public, or failing that, the annual accounts are published;

(c)

between (i) the date on which the Company’s management bodies have knowledge of information which, if made public, could have a significant impact on the share price of the Common Stock; and (ii) ten stock exchange trading days following the date on which this information is published; and

(d)	if the Participant has nonpublic material information about the Company and such sale would violate any applicable securities laws of the United States of America or France.

Article 7: Restrictions on Sale for Officers and Directors

At the time of the grant of French Awards, the Committee shall, if any of the Participants is an officer or director of the Company, either decide that such officer or director cannot sell the shares of Common Stock received upon Vesting or exercise of the French Award before the end of his or her functions, or determine the number of shares of Common Stock received upon Vesting of such French Award that such officer or director shall keep up to the end of his or her functions.

Article 8: Restrictions on Transfer

Shares of Common Stock subject to French Awards may not be transferred, assigned, pledged or hypothecated in any manner until they have Vested in accordance with this RSU French Sub-plan.

Rights granted under the RSU French Sub-plan shall not be transferable by the recipient of such grants other than by will or by the laws of descent and distribution.

Article 9: Other Compliance with French Tax and Social Security Law

French Awards granted under the RSU French Sub-plan must also comply with any other requirements set forth by the French tax and social security law as interpreted and supplemented by the French tax and social security guidelines in effect at the date of grant of such Awards.

Except as the Company and Participant agree in writing, the Company shall not modify the terms of a French Award agreement (or this RSU French Sub-plan) in such a manner as to cause the recipient to no longer benefit from the favorable tax and social contribution regimes provided by articles 80 quaterdecies and 200 A of the French Tax Code (Code Général des Impôts) and article L.242-1 and L.242-14 of the French Social Security Code (Code de la Sécurité Sociale) in connection with the grant and settlement of Award and the disposition of the shares received upon the Vesting pursuant to the Award agreement, this RSU French Sub-plan, and the Plan.

Article 10: No Rights as a Shareholder

The holder of a French Award shall not have any rights as a shareholder of the Company unless and until shares are issued to the holder with respect to the Award.

Article 12: Amendment or Termination of the Plan

Subject to the terms of the Plan, the Committee reserves the right to amend or terminate this RSU French Sub-Plan at any time, without any retroactive effect.

Article 13: Modification of the Share Capital

If the share capital of the Company is modified during the Vesting or Holding Periods, the Awards may be adjusted in order for this change to be neutral for the Participants, provided that such adjustment has the sole purpose and consequence of preserving the rights of the Participants and that additional shares which could be issued as a result remain subject to the same requirements (including the Vesting Period and the Holding Period requirement) as those applying to the original Award.

Article 14: Data Protection

The Company will satisfy any notification, application or prior authorization required under applicable laws in order to comply with French and European Union data protection legislation or regulations, including but not limited to the Generation Data Protection Regulation (EU) 2016/679.

APPENDIX B

TEMPEST THERAPEUTICS, INC.

AMENDED AND RESTATED 2019 EMPLOYEE STOCK PURCHASE PLAN

AS AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: APRIL 22, 2022

APPROVED BY THE STOCKHOLDERS: JUNE     , 2022

1.	GENERAL; PURPOSE.

(a) The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan. In addition, the Plan permits the Company to grant a series of Purchase Rights to Eligible Employees that do not meet the requirements of an Employee Stock Purchase Plan.

(b) The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. Except as otherwise provided in the Plan or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

(c) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

(d) The Plan is adopted by the Company as the successor to and replacement of the Millendo Therapeutics, Inc. 2019 Employee Stock Purchase Plan (the “Prior Plan”) and amends and restates the Prior Plan in its entirety. Effective as of the approval of the Plan by the stockholders of the Company (the “Effective Date”), the Prior Plan shall be terminated. Notwithstanding the foregoing, ongoing Offerings under the Prior Plan on the Effective Date will continue.

2.	ADMINISTRATION.

(a) The Board or the Committee will administer the Plan. References herein to the Board shall be deemed to refer to the Committee except where context dictates otherwise.

(b) The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii) To designate from time to time (A) which Related Corporations of the Company will be eligible to participate in the Plan, (B) whether such Related Corporations will participate in the 423 Component or the Non-423 Component, and (C) to the extent that the Company makes separate Offerings under the 423 Component, in which Offering the Related Corporations in the 423 Component will participate.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v) To suspend or terminate the Plan at any time as provided in Section 12.

(vi) To amend the Plan at any time as provided in Section 12.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan with respect to the 423 Component.

(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States. Without limiting the generality of, and consistent with, the foregoing, the Board specifically is authorized to adopt rules, procedures, and sub-plans regarding, without limitation, eligibility to participate in the Plan, the definition of eligible “earnings,” handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements, and which, if applicable to a Related Corporation designated for participation in the Non-423 Component, do not have to comply with the requirements of Section 423 of the Code.

(c) If administration is conducted by the Committee, the Committee will have, in connection with the administration of the Plan, the powers of the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references to the Board in this Plan and in any applicable Offering Document will thereafter be to the Committee or subcommittee, as applicable, except where context dictates otherwise), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time. The Board retains the authority to concurrently administer the Plan with the Committee. The Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 116,501 shares, which is the sum of (i) 8,905 shares of Common Stock that were approved by the Company’s stockholders on the Initial Effective Date plus (ii) 107,596 new shares of Common Stock that were approved by the Company’s stockholders at the Company’s 2022 Annual Meeting of Stockholders. In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1st of each year for a period commencing on the first January 1 following the Effective Date and ending on (and including) January 1, 2029, in an amount equal to the lesser of (i) 1.5% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, and (ii) 500,000 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For the avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 3(a) may be used to satisfy purchases of Common Stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy purchases of Common Stock under the Non-423 Component.

(b) If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c) The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.	GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and, with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c) The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5.	ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b) or as required by Applicable Law, an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code with respect to the 423 Component.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c) No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds U.S. $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

(f) Notwithstanding anything in this Section 5 to the contrary, in the case of an Offering under the Non-423 Component, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Board has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practical for any reason.

6.	PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 15% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b) The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

(i) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may elect to participate in an Offering and authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where Applicable Law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first practicable payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to a Purchase Date.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c) Unless otherwise required by Applicable Law, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual as soon as practicable all of his or her accumulated but unused Contributions.

(d) Unless otherwise determined by the Board, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Related Corporation that has been designated for participation in the Plan will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Purchase Right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Purchase Right will remain non-qualified under the Non-423 Component. The Board may establish different and additional rules governing transfers between separate Offerings within the 423 Component and between Offerings under the 423 Component and Offerings under the Non-423 Component.

(e) During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(f) Unless otherwise specified in the Offering or required by Applicable Law, the Company will have no obligation to pay interest on Contributions.

8.	EXERCISE OF PURCHASE RIGHTS.

(a) On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

(b) Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such next Offering, in which case such amount will be distributed to such Participant after the final Purchase Date without interest (unless the payment of interest is otherwise required by Applicable Law). If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be distributed in full to such Participant after the final Purchase Date of such Offering without interest (unless the payment of interest is otherwise required by Applicable Law).

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 6 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all Applicable Laws, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed as soon as practicable to the Participants without interest (unless the payment of interest is otherwise required by Applicable Law).

9.	COVENANTS OF THE COMPANY.

The Company will seek to obtain from each U.S. federal or state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines, in its sole discretion, that doing so would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.	DESIGNATION OF BENEFICIARY.

(a) The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b) If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions without interest (unless the payment of interest is otherwise required by Applicable Law), to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b) In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock within ten business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

12.	AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by Applicable Law.

(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the

Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code with respect to the 423 Component or with respect to other Applicable Laws.

Notwithstanding anything in the Plan or any Offering Document to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code with respect to the 423 Component; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

13.	TAX QUALIFICATION; TAX WITHHOLDING.

(a) Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants.

(b) Each Participant will make arrangements, satisfactory to the Company and any applicable Related Corporation, to enable the Company or the Related Corporation to fulfill any withholding obligation for Tax-Related Items. Without limitation to the foregoing, the amount necessary to satisfy such withholding obligation may be withheld (i) from the Participant’s salary or any other cash payment due to the Participant from the Company or a Related Corporation or (ii) from the proceeds of the sale of shares of Common Stock acquired under the Plan.

14.	EFFECTIVE DATE OF PLAN.

The Plan will become effective upon the Effective Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.

15.	MISCELLANEOUS PROVISIONS.

(a) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b) A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d) The provisions of the Plan will be governed by the laws of the State of California without resort to that state’s conflict of laws rules.

16.	DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

(b) “Applicable Law” means shall mean any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASDAQ Stock Market or the Financial Industry Regulatory Authority).

(c) “Board” means the Board of Directors of the Company.

(d) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(e) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(f) “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means Tempest Therapeutics, Inc., a Delaware corporation, and successor to Millendo Therapeutics, Inc.

(i) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(j) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its subsidiaries;

(ii) a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(k) “Director” means a member of the Board.

(l) “Effective Date” means the date of the annual meeting of stockholders of the Company held in 2022, provided that this Plan is approved by the Company’s stockholders at such meeting.

(m) “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(n) “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(o) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(p) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(q) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with Applicable Laws and in a manner that complies with Sections 409A of the Code.

(r) “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the NASDAQ Stock Market and the Financial Industry Regulatory Authority).

(s) “Initial Effective Date” means the date of the annual meeting of stockholders of the Company held in 2019.

(t) “Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

(u) “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(v) “Offering Date” means a date selected by the Board for an Offering to commence.

(w) “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(x) “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(y) “Plan” means this Tempest Therapeutics, Inc. Amended and Restated 2019 Employee Stock Purchase Plan, as amended from time to time, including both the 423 Component and the Non-423 Component.

(z) “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(aa) “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(bb) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(cc) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(dd) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(ee) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%). For purposes of the foregoing clause (i), the Company will be deemed to “Own” or have “Owned” such securities if the Company, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ff) “Tax-Related Items” means ny income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising out of or in relation to a Participant’s participation in the Plan, including, but not limited to, the exercise of a Purchase Right and the receipt of shares of Common Stock or the sale or other disposition of shares of Common Stock acquired under the Plan.

(gg) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

SCAN TO VIEW MATERIALS & VOTE wTEMPEST THERAPEUTICS, INC.7000 SHORELINE COURT VOTE BY INTERNET SUITE 275 Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveSOUTH SAN FRANCISCO, CA 94080 Use the Internet to transmit your voting instructions and for electronic delivery of information Vote by 11:59 p.m. Eastern Time on June 16, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/TPST2022You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 16, 2022. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D84005-P69217 KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYTEMPEST THERAPEUTICS, INC.The Board of Directors recommends you vote FOR the following:1. Election of Director Nominee: For Withhold Abstain 1a. Geoff Nichol ! ! !The Board of Directors recommends you vote FOR the following proposals: For Against Abstain2. To approve the Amended and Restated 2019 Equity Incentive Plan. ! ! !3. To approve the Amended and Restated 2019 Employee Stock Purchase Plan. ! ! !4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending ! ! !December 31, 2022.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.D84006-P69217TEMPEST THERAPEUTICS, INC. Annual Meeting of Stockholders June 17, 2022 1:00 P.M. Pacific Time This proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Stephen Brady and Michael Raab, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TEMPEST THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 P.M., Pacific Time on June 17, 2022, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.Continued and to be signed on reverse side